Exhibit 10.12

8000 JARVIS AVENUE BUILDING

OFFICE LEASE AGREEMENT

(MULTI-TENANT, FULL-SERVICE GROSS, CALIFORNIA)

between

8000 JARVIS EQUITIES LLC,

as Landlord

and

Rain Therapeutics, Inc.

as Tenant

1.	PREMISES		7
2.	COMMENCEMENT DATE; POSSESSION		7
	2.1	Commencement Date	7
	2.2	Early Occupancy	7
3.	RENT		7
	3.1	Base Rent	7
	3.2	Additional Rent: Increases in Operating Costs, Taxes and Utilities	7
	3.3	Payment of Rent	11
	3.4	No “Key Money”	11
4.	SECURITY DEPOSIT		11
5.	USE AND COMPLIANCE WITH LAWS		12
	5.1	Use; Permitted Encumberances; Suitability of Premises	12
	5.2	Hazardous Materials	13
6.	ALTERATIONS		14
	6.1	Alternations by Tenant	14
	6.2	Landlord’s Approval for Alterations	15
	6.3	Liens	15
	6.4	Trade Fixtures	15
7.	MAINTENANCE AND REPAIRS		15
	7.1	Tenant’s Obligations	15
	7.2	Landlord’s Obligations	15
	7.3	Landlord’s Rights	15
8.	TENANT’S TAXES		16
9.	UTILITIES AND SERVICES		16
	9.1	Description of Services	16
	9.2	Payment for Additional Utilities and Services	16
	9.3	Interruption of Services	17
	9.4	Utilities and Services Furnished by Tenant	17
	9.5	Utility Providers	17
10.	EXCULPATION AND INDEMNIFICATION		18
	10.1	Limitation on Liability	18
	10.2	Tenant’s and Landlord’s Indemnity	18
	10.3	Survival	18
11.	INSURANCE		19
	11.1	Tenant’s Insurance	19
	11.2	Landlord’s Insurance	20
	11.3	Property Insurance - Waiver of Subrogation	20
12.	DAMAGE OR DESTRUCTION		20
	12.1	Landlord’s Duty to Repair.	20
	12.2	Landlord’s Right to Terminate	21
	12.3	Tenant’s Right to Terminate	21
	12.4	Waiver	21
13.	CONDEMNATION		21
	13.1	Definitions.	21
	13.2	Effect on Lease	22
	13.3	Restoration	22
	13.4	Abatement and Reduction of Rent	22
	13.5	Awards	22
	13.6	Waiver	23
14.	ASSIGNMENT AND SUBLETTING		23
	14.1	Landlord’s Consent Required	23
	14.2	Reasonable Consent	23
	14.3	Excess Consideration	24
	14.4	No Release of Tenant	24
	14.5	Expenses and Attorneys’ Fees	24
	14.6	Effectiveness of Transfer	24

	14.7	INTENTIONALLY OMITTED	24
	14.8	Assignment of Sublease Rents	25
	14.9	Intentionally Omitted.	25
	14.10	Effect of Impermissible Transfer	25
15.	DEFAULT AND REMEDIES		25
	15.1	Events of Default.	25
	15.2	Remedies	26
	15.3	Subleases of Tenant	27
	15.4	INTENTIONALLY OMITTED	27
16.	LATE CHARGE AND INTEREST		27
	16.1	Late Charge	27
	16.2	Interest	27
17.	WAIVER		27
18.	ENTRY, INSPECTION AND CLOSURE		28
19.	SURRENDER AND HOLDING OVER		28
	19.1	Surrender	28
	19.2	Holding Over	28
20.	ENCUMBRANCES		29
	20.1	Subordination	29
	20.2	Attornment	29
	20.3	INTENTIONALLY OMITTED	29
	20.4	Self-Executive	29
	20.5	Mortgagee Protection	29
21.	ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS		29
	21.1	Estoppel Certificates	29
	21.2	Financial Statements	30
22.	NOTICES		30
	22.1	Notices Generally	30
	22.2	Replacement of Statutory Notice Requirements	30
23.	ATTORNEYS’ FEES		30
	23.1	Disputes between Landlord and Tenant	30
	23.2	Other Litigation	30
24.	QUIET POSSESSION		31
25.	SECURITY MEASURES		31
26.	FORCE MAJEURE		31
27.	RULES AND REGULATIONS		31
28.	LANDLORD’S LIABILITY		31
29.	CONSENTS AND APPROVALS		31
	29.1	Determination in Good Faith	31
	29.2	No Liability Imposed on Landlord	32
30.	BROKERS		32
31.	INTENTIONALLY OMITTED		32
32.	ENTIRE AGREEMENT		32
33.	INDEPENDENT COVENANTS		32
34.	MUTUAL REPRESENTATION OF AUTHORITY		32
35.	SIGNS		32
	35.1	Full Floors	32
	35.2	Multi-Tenant Floors	32
	35.3	Prohibited Signage and Other Items	33
	35.4	Building Directory	33
	35.5	Building Name: Landlord’s Signage Rights	33
	35.6	Pylon	33
36.	TENANT PARKING		33
37.	INTENTIONALL OMITTED		33
38.	WAIVER OF JURY TRIAL		33
39.	LIMITATION OF ACTIONS AGAINST LANDLORD		33

40.	MISCELLANEOUS		33
	40.1	Amendments	33
	40.2	Successors and Assigns	33
	40.3	Governing Law	33
	40.4	Severability	33
	40.5	Interpretation	34
	40.6	Joint and Several	34
	40.7	Time of Essence	34
	40.8	Nondisclosure of Lease Terms	34
	40.9	Changes Requested By Lender	34
	40.10	Right To Lease	34
	40.11	No Air Rights	34
	40.12	Transportation Management	34
	40.13	Prior Drafts	34
	40.14	CC&R’s	34
	40.15	Counterparts	35

BASIC LEASE INFORMATION

Lease Date:	September 24, 2018 (for reference purposes only)

Landlord:	8000 Jarvis Avenue Equities LLC, a California limited liability company

Tenant:	Rain Therapeutics, Inc., a Delaware C-Corp

Building:	8000 Jarvis Avenue, Newark, California

Rentable Area of Building:	49,580 rentable square feet

Premises:	Those premises located on the second floor of the Building, and commonly referred to as Suite 204.

Approximate Rental Area of Premises:	3,857 rentable square feet

Parking Spaces:	Unreserved parking spaces allocated to the Building based on 4/1000 square feet ratio

Term:	61 months: The period of time commencing on the Commencement Date (as defined below), and ending on the date (the “Expiration Date”) that is the last day of the 61st full calendar month following the Commencement Date.

Commencement Date:	Upon Substantial Completion of Tenant Improvements

Base Rent	Months following the Commencement Date	Monthly Base Rent		Monthly Rent per Square Foot
	Months 0 - 1 following the Commencement Date	$	N/A	$	N/A
	Months 2 - 13 following the Commencement Date		$12,728.10		$3.30
	Months 14 - 25 following the Commencement Date		$13,113.8		$3.40
	Months 26 - 37 following the Commencement Date		$13,499.5		$3.50
	Months 38 - 49 following the Commencement Date		$13,923.77		$3.61
	Months 50 - 61 following the Commencement Date		$14,309.47		$3.71

Base Year:	The calendar year 2018

Tenant’s Share:	0.07778%

Security Deposit:	$75,000.00

Landlord’s Address for Rent:	See below address for Notices

Business Hours of Building:	7:00 AM to 6:00 PM Monday-Friday, exclusive of generally recognized holidays

Landlord’s Address for Notices:	c/o Time Equities, Inc. 55 Fifth Avenue, 15th Floor New York, New York 10003 Attention: Richard Recny

Tenant’s Address for Notices:

Broker:	Newmark Cornish & Carey (Landlord); Savillis Studley (Tenant)

Guarator(s):	None

CC&Rs:	Property is subject to the Covenants, Conditions and Restrictions dated March 26 1999 and June 10, 1997.

Exhibits:	Exhibit A:	The Premises

	Exhibit B:	Construction Rider

	Exhibit C:	Commencement Date Memorandum

	Exhibit D:	Building Rules

The Basic Lease Information set forth above is part of the Lease and capitalized terms shall be defined terms in the Lease. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is made as of the Lease Date set forth in the Basic Lease Information, by and between the Landlord identified in the Basic Lease Information (“Landlord”), and the Tenant identified in the Basic Lease Information (“Tenant”). Landlord and Tenant hereby agree as follows:

1. PREMISES. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon the terms and subject to the conditions of this Lease, the office space identified in the Basic Lease Information (the “Premises”), in the Building identified in the Basic Lease Information (the “Building”). The approximate configuration and location of the Premises are shown on Exhibit A. The Building, the parking facilities serving the Building (the “Parking Facility”), and the parcel(s) of land on which the Building and the Parking Facility are situated (the “Land”) are sometimes collectively referred to in this Lease as the “Property”. The Rental Area of the Premises as set forth in the Basic Lease Information is a measurement of the Premises in accordance with the method for determining “rentable area” and “usable area” under the Building Owners and Managers Association International, Office Buildings: Standard Methods of Measurement (ANSI/BOMA Z65.1 — 2010). Following such measurement, if the rentable square footage of the Premises differs from that set forth in the Basic Lease Information, Tenant and Landlord shall amend this Lease to revise the monthly Base Rent, the Tenant’s Share and to otherwise reflect such revised rentable area of the Premises.

2. COMMENCEMENT DATE; POSSESSION.

2.1 Commencement Date. The Commencement Date as set forth in the Basic Lease Information shall be upon Substantial Completion of the Tenant Improvements as defined in Exhibit B, Construction Rider. When the actual Commencement Date has been established, and within five (5) business days after Landlord’s written request, Tenant shall confirm the Commencement Date and Expiration Date in writing, using a Commencement Date Memorandum substantially in the form attached hereto as Exhibit C. “Substantially Complete” or “Substantial Completion” shall mean the date Tenant Improvements are complete and the Demised Premises are in the condition required hereunder, excepting only minor Punch List (as defined below) items that are completed by Landlord within thirty (30) days and which do not interfere with Tenant’s ability to occupy the Demised Premises. Landlord shall provide Tenant written notice two (2) business days prior to Substantial Completion of Landlord’s Work and Landlord’s proposed delivery of the Demised Premises. Upon delivery of the Demised Premises to Tenant, Landlord and Tenant shall coordinate a walk-through of the Demised Premises and Tenant shall indicate any deficiencies then apparent (“Punch List”). Landlord shall promptly commence and diligently prosecute until completed the items set forth in the Punch List no later than thirty (30) days after the compilation of the Punch List.

2.2 Early Occupancy. Provided that Tenant does not interfere with the completion of the Tenant Improvements (hereinafter defined), the Tenant shall have the right to access the Demised Premises thirty (30) days prior to the projected Date of Substantial Completion.

3. RENT.

3.1 Base Rent. Tenant agrees to pay to Landlord the Base Rent set forth in the Basic Lease Information, without prior notice or demand, on the first day of each and every calendar month during the Term, except that Base Rent for the first full calendar month in which Base Rent is payable shall be paid upon execution of this Lease and Base Rent for any partial month at the beginning of the Term shall be paid on the Commencement Date. Base Rent for any partial month at the beginning or end of the Term shall be prorated based on the actual number of days in the month.

3.2 Additional Rent: Increases in Operating Costs, Taxes and Utilities.

(a) Definitions.

(1) “Base Operating Costs” means the Operating Costs for the calendar year specified as the Base Year in the Basic Lease Information.

(2) “Base Taxes” means the Taxes for the calendar year specified as the Base Year in the Basic Lease Information.

(3) “Base Utilities” means the total Utilities for the total Rentable Area of the Building for the calendar year specified as the Base Year in the Basic Lease Information.

(4) “Operating Costs” means all costs of managing, operating, maintaining, repairing, renewing and replacing the Property, including, by way of illustration and not limitation, all costs, expenditures, fees and charges for: (A) operation, maintenance, repair and replacement of the Property (including, without limitation, maintenance, repair and replacement of glass, the roof covering or membrane, and landscaping; provided, however, that to the extent that the cost of any such replacements are required to be capitalized for federal income tax purposes, the cost of such replacements, together with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such replacements, shall be amortized over such useful life as Landlord shall reasonably determine); (B) utilities (Utilities as described in Section 3.2(a)(7) below) and services (including telecommunications facilities and equipment, repairs to and replacements of telephone risers or intra-building network cabling, recycling programs and trash removal), and associated supplies and materials; (C) compensation (including employment taxes and fringe benefits) for persons who perform duties in connection with the management, operation, maintenance and repair of the Building, such compensation to be appropriately allocated for persons who also perform duties unrelated to the Building; all executive levels above the property manager level for persons servicing the Property only, shall be excluded; (D) property (including coverage for earthquake and flood if carried by Landlord), liability, rental income and other insurance relating to the Property, and expenditures for deductible amounts paid under such insurance; (E) licenses, permits and inspections; (F) complying with the requirements of any law, statute, ordinance or governmental rule or regulation or any orders pursuant thereto (collectively “Laws”); (G) amortization of capital improvements required to comply with Laws, or which are intended to and do reduce Operating Costs or improve the utility, efficiency or capacity of any Building System, with interest on the unamortized balance at the rate paid by Landlord on funds borrowed to finance such capital improvements (or, if Landlord finances such improvements out of Landlord’s funds without borrowing, the rate that Landlord would have paid to borrow such funds, as reasonably determined by Landlord), over such useful life as Landlord shall reasonably determine; (H) an office in the Property for the management of the Property, including expenses of furnishing and equipping such office and the rental value of any space occupied for such purposes; (I) property management fees (which may be paid to an affiliate of Landlord), or in lieu of such management fees, a reasonable administrative fee to compensate Landlord for managing the Property; (J) reasonable third party accounting, legal and other professional services incurred in connection with the operation of the Property and the calculation of Operating Costs, Taxes and Utilities; (K) a reasonable allowance for depreciation on machinery and equipment used to maintain the Property and on other personal property owned by Landlord in the Property (including window coverings and carpeting in common areas); (L) good faith contesting the validity or applicability of any Laws that may affect the Property; (M) the Property’s share of any shared or common area maintenance fees and expenses; (N) complying with the requirements of the CC&R’s; and (O) any other expense or charge, whether or not hereinbefore described, which in accordance with generally accepted property management practices would be considered an expense of managing, operating, maintaining, repairing and replacing the Property. Operating Costs for any year during which average occupancy of the Building is less than One Hundred percent (100%) shall be calculated based upon the Operating Costs that would have been incurred if the Building had an average occupancy of One Hundred percent (100%) during the entire calendar year. If Landlord is not furnishing any particular work or service (the cost of which, if performed or provided by Landlord, would be included in Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall, at Landlord’s sole discretion, be deemed to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had at its own expense furnished such work or service to such tenant. Landlord shall have the right, at its reasonable discretion, from time to time, to equitably allocate some or all of the Operating Costs among different tenants of the Building (the “Cost

Pools”). Such Cost Pools may include, but shall not be limited to, the office tenants of the Building and any non-office tenants of the Building. The above enumeration of services and facilities shall not be deemed to impose an obligation on Landlord to make available or provide such services or facilities except to the extent if any that Landlord has specifically agreed elsewhere in this Lease to make the same available or provide the same. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that it shall be responsible for providing adequate security for its use of the Premises, the Building and the Property and that Landlord shall have no obligation or liability with respect thereto, except to the extent, if any, that Landlord has specifically agreed elsewhere in this Lease to provide the same.

Notwithstanding any contrary terms in the Lease, Operating Costs shall not include (i) capital improvements (except as otherwise provided above); (ii) costs of special services rendered to individual tenants (including Tenant) for which a special charge is made; (iii) interest, principal, depreciation, and other lender costs and closing costs on any mortgage or mortgages, ground lease payments, or other debt instrument encumbering any portion of the Building. (iv) costs of leasehold improvements for Tenant or other tenants of the Building; (v) costs of services or other benefits of a type which are not available to Tenant but which are available to other tenants or occupants, and costs for which Landlord is reimbursed by other tenants of the Building other than through payment of tenants’ shares of increases in Operating Costs, Taxes and Utilities; (vi) leasing commissions, attorneys’ fees and other expenses incurred in connection with leasing space in the Building or enforcing such leases; (vii) depreciation or amortization, other than as specifically enumerated in the definition of Operating Costs above; (viii) any costs, fines or penalties including those incurred due to Landlord’s violation of any Law; (ix) advertising and promotional expenses, (x) nonrecurring costs incurred to remedy structural defects in the original construction of the Building; (xi) repairs or other work needed due to fire, windstorms, or other casualty or cause actually insured against by Landlord or to the extent the Landlord’s insurance required under Section 11.2 - Landlord’s Insurance would have provided coverage, whichever is greater; and (xii) Additional Utilities and Services (as defined in Section 9.2 below). (xiii) Leasing commissions, accountants’, consultants’, auditors or attorneys’ fees, costs and disbursements and other expenses incurred in connection with negotiations or disputes with other tenants or prospective tenants or other occupants, or associated with the enforcement of any other leases or the defense of Landlord’s title to or interest in the real property or any part thereof; (xiv) Costs incurred by Landlord in connection with construction of the Building and related facilities, the correction of latent defects in construction of the Building or the discharge of Tenant Improvements; (xv) Any bad debt loss, rent loss, or reserves for bad debt or rent loss; (xvi) Landlord’s general corporate or partnership overhead and general administrative expenses, including the salaries of management personnel who are not directly related to the Building (including the Premises), collectively as the “Project” and primarily engaged in the operation, maintenance, and repair of the Project, except to the extent that those costs and expenses are included in the management fees; ; (xvii) Fees paid to any affiliate or party related to Landlord to the extent such fees exceed the charges for comparable services rendered by unaffiliated third parties of comparable skill, stature and reputation in the same market; (xviii) personal income, franchise, transfer taxes, change of ownership, estate, inheritance and capital stock taxes; (xix) The cost of testing for, containing, removing or otherwise remediating any contamination of the property (including underlying ground water and land) by any toxic or Hazardous Material, including without limitation asbestos and PCBs, and any expenses incurred to comply with any governmental regulation, ordinance, directive or other provision dealing with asbestos or any other Hazardous Material in the Project, unless such was caused by Tenant or Landlord has reasonable belief such was caused by Tenant;

(5) “Taxes” means: all real property taxes and general, special or district assessments or other governmental impositions, of whatever kind, nature or origin, imposed on or by reason of the ownership or use of the Property; governmental charges, fees or assessments for transit or traffic mitigation (including area-wide traffic improvement assessments and transportation system management fees), housing, police, fire or other governmental service or purported benefits to the Property; personal property taxes assessed on the personal property of Landlord used in the operation of the Property; service payments in lieu of taxes and taxes and assessments of every kind and nature whatsoever levied or assessed in addition to, in lieu of or in substitution for existing or additional real or personal property taxes on the Property or the personal property described above; any increases in the foregoing caused by changes in assessed valuation, tax rate or other factors or circumstances; and the reasonable cost of contesting by appropriate proceedings the amount or validity of any taxes, assessments or charges described above. Tenant’s share of Taxes shall not be deemed to include (i) any inheritance, succession, transfer, gift, franchise, margin, corporation, capital levy, general income or profit tax; (ii) penalties imposed for late payment of any tax or assessment; or (iii) any bonds issued for the original construction or redevelopment of the Building.

(6) “Tenant’s Share” means the Rentable Area of the Premises divided by the total Rentable Area of the Building, as set forth in the Basic Lease Information. If the Rentable Area of the Building is changed or the Rentable Area of the Premises is changed by Tenant’s leasing of additional space hereunder, Tenant’s Share shall be adjusted accordingly.

(7) “Utilities” means all actual charges for all utilities supplied to the Property, including natural gas and electricity, water, heat and air-conditioning, and janitorial services as well as related fees, assessments and surcharges paid or incurred in connection with the Property. Utilities for any year during which the average occupancy of the Building is less than ninety-five percent (95%) shall be calculated based upon the Utilities that would have been incurred if the Building had an average occupancy of ninety-five percent (95%) during the entire calendar year.

(b) Additional Rent.

(1) Tenant shall pay Landlord as “Additional Rent” for each calendar year or portion thereof during the Term Tenant’s Share of the sum of (x) the amount (if any) by which Operating Costs for the period exceed Base Operating Costs, and (y) the amount (if any) by which Taxes for such period exceed Base Taxes, and (z) the amount (if any) by which Utilities for such period exceed the Utilities for the Base Year (“Base Utilities”). It is the intention of Landlord and Tenant that the Base Rent paid to Landlord be absolutely net of all increases in Operating Costs, Taxes and Utilities over, respectively, the Base Operating Costs, Base Taxes, and Base Utilities, and the provisions of this Section 3(b) are intended to so provide. Tenant agrees that any Taxes or Operating Costs that accrue or are incurred during the Term of this Lease may be included in the calculation of Additional Rent, notwithstanding that such Taxes or Operating Costs may be payable by Landlord in arrears. Notwithstanding anything to the contrary contained heroin, Tenant shall pay one hundred percent (100%) of the Taxes separately allocable to the Premises. Notwithstanding anything contained in this section 3(b) to the contrary, the Tenant shall have no obligation to pay Operating Costs, Taxes or Utilities for the twelve (12) month period following the Commencement Date.

(2) Prior to the end of the Base Year and each calendar year thereafter, Landlord shall notify Tenant of Landlord’s estimate of Operating Costs, Taxes, Utilities and Tenant’s Additional Rent for the following calendar year. Commencing on the first day of January of each calendar year and continuing on the first day of every month thereafter in such year, Tenant shall pay to Landlord one-twelfth (1/12th) of the estimated Additional Rent. If Landlord thereafter estimates that Operating Costs, Taxes or Utilities for such year will vary from Landlord’s prior estimate, Landlord may, by notice to Tenant, revise the estimate for such year (and Additional Rent shall thereafter be payable based on the revised estimate).

(3) As soon as reasonably practicable after the end of the Base Year and each calendar year thereafter, Landlord shall furnish Tenant a statement (the “Statement”) with respect to such year, showing Operating Costs, Taxes, Utilities and Additional Rent for the year, and the total payments made by Tenant with respect thereto. The payment of any additional Rent by Tenant shall not preclude it from questioning the truth, correctness, or completeness of any statement outlining the Operating Expenses. Tenant and its authorized representatives shall have the right to audit Landlord’s records with respect to the Operating Expenses once per year. In the event Tenant’s audit discloses discrepancies, the appropriate adjustment shall be made, and if such discrepancies result in an overcharge to Tenant that is in excess of 10% of the annual billing to Tenant for such item(s), Landlord shall also reimburse Lessee for its actual out-of-pocket costs of such audit. Unless Tenant raises any objections to the Statement within one hundred twenty (120) days after receipt of the same, such Statement shall conclusively be deemed correct and Tenant shall have no right thereafter to dispute such Statement or any item therein or the computation of Additional Rent based thereon. The accountant or auditor must be a member of a nationally recognized accounting firm and must not charge a fee based on the amount of Additional Rent that the account is able to save Tenant by the inspection. Tenant must give reasonable notice to Landlord of the request for inspection or audit, and the inspection and audit must be conducted in Landlord’s offices at a reasonable time or times. Any objection of Tenant to the statement and resolution of any dispute shall not postpone the time for payment of any amounts due Tenant or Landlord based on the Statement, nor shall any failure of Landlord to deliver the Statement in a timely manner relieve Tenant of Tenant’s obligation to pay any amounts due Landlord based on the Statement.

(4) If Tenant’s Additional Rent as finally determined for the year exceeds the total payments made by Tenant on account thereof; Tenant shall pay Landlord the deficiency within ten (10) business days of Tenant’s receipt of Landlord’s statement. If the total payments made by Tenant on account thereof exceed Tenant’s Additional Rent as finally determined for the year, Tenant’s excess payment shall be credited toward the rent next due from Tenant under this Lease, unless such excess is more than. Ten Thousand and No/100ths Dollars ($10,000) and Tenant is not then in default under this Lease, in which event such excess shall be refunded to Tenant. For any partial calendar year at the beginning or end of the Term, Additional Rent shall be prorated on the basis of a 365-day year by computing Tenant’s Share of the Operating Costs, Taxes and Utilities for the entire year and then prorating such amount for the number of days during such year included in the Term. Notwithstanding a termination of this Lease, Landlord shall pay to Tenant or Tenant shall pay to Landlord, as the case may be, within ten (10) days after Tenant’s receipt of Landlord’s final statement for the calendar year in which this Lease terminates, the difference between Tenant’s Additional Rent for that year, as finally determined by Landlord, and the total amount previously paid by Tenant on account thereof.

3.3 Payment of Rent. All amounts payable or reimbursable by Tenant under this Lease, including late charges and interest, shall constitute rent and shall be payable and recoverable as rent in the manner provided in this Lease. Unless otherwise specified in this Lease, all sums payable to Landlord on demand under the terms of this Lease shall be payable within ten (10) business days after notice from Landlord of the amounts due. All rent shall be paid without offset, recoupment or deduction, in lawful money of the United States of America to Landlord at Landlord’s Address for Payment of Rent as set forth in the Basic Lease Information, or to such other person or at such other place as Landlord may from time to time designate. All payments received by Landlord from Tenant shall be applied to the oldest payment obligation owed by Tenant to Landlord. No designation by Tenant, either in a separate writing or on a check or money order, shall modify this clause or have any force or effect. If any non-cash payment made by Tenant is not paid by the bank or other institution on which it is drawn, Landlord shall have the right, exercised by notice to Tenant, to require that Tenant make all future payments by certified funds or cashier’s check.

3.4 No “Key Money”. Tenant agrees that Tenant’s obligation to pay all sums owing under this Lease (including, without limitation, any sum payable prior to the Commencement Date, such as advance rent pursuant to Section 3.1, or any Security Deposit under Section 4, or any sum payable thereafter, such as Base Rent under Section 3.1, Additional Rent under Section 3.2, or Landlord’s costs and expenses incurred in connection with any proposed Transfer pursuant to Section 14.1) are clearly stated and arc not in violation of California Civil Code section 1950.8, and Tenant hereby waives the benefit of California Civil Code section 1950.8 and any similar or successor statute, judicial decision or other law that would allow Tenant to challenge Tenant’s obligation to pay such sums on the basis that such sums constitute “key money” or other unlawful payments to Landlord.

4. SECURITY DEPOSIT. Concurrent with the execution of this Lease, Tenant shall deposit with Landlord the sum set forth in the Basic Lease Information, in cash, as security for the performance of Tenant’s obligations under this Lease (“Security Deposit”). The Security Deposit shall be held by Landlord as the last month of Base Rent. The Security Deposit shall not be mortgaged, assigned, transferred or encumbered by Tenant without the written consent of Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Landlord, and any such act on the part of Tenant shall be without force and effect and shall not be binding upon Landlord. Landlord shall have the immediate right to use any portion of the Security Deposit without prior notice to Tenant, other than that required under the Lease, at any time if: (i) a default occurs under this Lease (beyond any applicable notice and cure period set forth in this lease), (ii) Tenant files a voluntary petition against Tenant by an entity other than Landlord under any chapter of the Federal Bankruptcy Code, or Tenant executes and assignment for the benefit of creditors, or (iii) Tenant fails to restore or clean the Premises, fails to remove any signs, or causes damages to the Premises. Following vacation thereof, then Landlord may, at its option and without prejudice to any other remedy which Landlord may have on account thereof, appropriate and apply said entire Security Deposit or so much thereof as may be necessary to compensate Landlord toward the payment of rent or other sums due Landlord under this Lease, including any amounts payable by Tenant under this Lease that are not paid when due; against all losses and damages that Landlord has suffered or may reasonable estimate that Landlord may suffer as a result of any default by Tenant under this Lease, including any damages arising under section 1951.2 of the California Civil Code for rent due following termination of this Lease; against any cost incurred by Landlord in connection with this Lease (including reasonable attorneys’ fees); or other sums due Landlord for the loss of damage sustained by Landlord due to such breach on the part of Tenant. Tenant shall within ten (10) days after demand therefor restore said Security Deposit to the original sum deposited. Landlord may retain such portion of the Security Deposit without obligation for repayment as it reasonably deems necessary to restore or clean the Premises following vacation by Tenant, for damage to the Premises caused by the removal of Tenant’s property, fixtures, or equipment, for the cost to remove Tenant’s signs or to apply to estimated damages arising under section 1952.2 of the California Civil Code. This Security Deposit is not to be characterized as “rent” unless and until so applied in respect of a default. Tenant hereby waives its right to the return of the Security Deposit as set forth in Civil Code section 1950.7 and acknowledges that Landlord may apply the Security Deposit to any rent in default and any other loss or damage arising out of Tenant’s default under this Lease, including but not limited to, post termination damages, damages under Bankruptcy Code section 502(b)(6), any amounts Landlord may spend or become obligated to spend, and attorney’s fees and costs. The Security Deposit shall not bear interest, nor shall Landlord be required to keep such sum separate from its general funds. Should Tenant comply with all of said terms and promptly pay all rent and other sums payable by Tenant under this Lease when due, and restore and clean the Premises following cation thereof, said Security Deposit, or such unused portion of said Security Deposit, shall be returned to Tenant (or, at Landlord’s option, to the last assignee of Tenant’s interest hereunder) at the expiration of the term of the Lease and Tenant’s vacation of the Premises, subject to any expenses that Landlord may incur as a result of Tenant’s failure to comply with any provision of this Lease. In the event Tenant fails to occupy the Premises in accordance with the terms of this Lease, Landlord remedies shall include, without limitation thereto, retention of all sums deposited herewith or otherwise paid pursuant to this Lease. In the event of bankruptcy or other debtor creditor proceedings against Tenant, Landlord may elect to apply such Security Deposit first to all reasonable attorneys’ fees and costs incurred by Landlord and then either to (a) the payment of rent and other sums due Landlord under this Lease for all periods prior to the filing of bankruptcy proceedings, or (b) the payment of rent and other sums due to Landlord under this Lease for all periods after the filings of bankruptcy proceedings.

5. USE AND COMPLIANCE WITH LAWS.

5.1 Use. The Premises shall be used for general business office and R&D purposes and for no other use or purpose. Tenant shall comply with all present and future Laws relating to Tenant’s use or occupancy of the Premises. Tenant shall make any repairs, alterations or improvements as required to comply with all such Laws to the extent that such Laws relate to or are triggered by (i) Tenant’s particular use of the Premises, (ii) any Alterations. Tenant shall observe the “Building Rules” (as defined in Section 27 - Rules and Regulations). Landlord shall enforce such Rules and Regulations uniformly and in a non-discriminatory manner. Tenant shall not do, bring, keep or sell anything in or about the Premises that is prohibited by, or that will cause a cancellation of or an increase in the existing premium for, any insurance policy covering the Property or any part thereof, Tenant shall not permit the Premises to be occupied or used in any manner that will constitute waste or a nuisance, or disturb the quiet enjoyment of other tenants in the Building. Without limiting the foregoing, the Premises shall not be used for educational activities, practice of medicine or any of the healing arts, providing social services, or for any governmental use (including embassy or consulate use). Tenant shall not, without the prior consent of Landlord, (i) bring into the Building or the Premises anything that may cause substantial noise, odor or vibration, overload the floors in the Premises or the Building or any of the heating, ventilating and air-conditioning (the “HVAC”), mechanical, elevator (if applicable), plumbing, electrical, fire protection, life safety, security or other systems in the Building (the “Building Systems”), or jeopardize the structural integrity of the Building or any part thereof; (ii) connect to the utility systems of the Building any apparatus, machinery or other equipment other than typical office equipment; or (iii) connect (directly, or indirectly through use of intermediate devices, electrified strip molding, or otherwise) to any electrical circuit in the Premises any equipment or other load with aggregate connected load requirements in excess of 20 amps.

(a) Permitted Encumbrances. Tenant acknowledges that this Lease is subordinate and subject to all liens, encumbrances, deeds of trust, reservations, restrictions and other matters affecting the Property or the Premises (“Permitted Encumbrances”), and any law, regulation, rule, order or ordinance of any governmental entity applicable to the Premises or the use or occupancy thereof; in effect on the execution of this Lease or thereafter promulgated.

(b) Suitability of Premises. Tenant acknowledges that except as otherwise expressly set forth herein neither Landlord nor any of representatives has made any representation or warranty with respect to the Premises, the common area or the Property, or with respect to the suitability or fitness of the same for the conduct of Tenant’s business or for any other purpose. Other than Tenant Improvements to be completed by Landlord, Tenant acknowledges that the Premises are being leased in their current As-Is condition. Other than Punch List items, latent defects and any items covered by warranty, the taking of possession of the Premises by Tenant shall conclusively establish that the Premises and the Property were in satisfactory condition for Tenant to conduct business at such time. Notwithstanding the above, Landlord represents, that as of the Lease Commencement Date the Premises shall be in compliance with all applicable codes.

5.2 Hazardous Materials.

1.

Use of Hazardous Materials. Tenant shall not cause or permit any Hazardous Materials, as defined below, to be generated, brought onto, used, stored, or disposed of in or about the Premises or the Property by Tenant or its agents, employees, contractors, subtenants, assignees, licensees, transferees or representatives (collectively, “Representatives”) or its guests, customers, or visitors (collectively, “Visitors”) except for reasonable quantities of substances that are normally associated with general office duties (such as copier fluids and cleaning supplies) or which are otherwise approved by Landlord. Tenant shall use, store, and dispose of all such Hazardous Materials in strict compliance with all Environmental Requirements (as defined below), and shall comply at all times during the Lease Term with all Environmental Requirements. Tenant shall indemnify, defend and hold harmless Landlord and its members, officers, and directors, and its or their partners, members, directors, officers, shareholders, employees and agents from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expenses of every kind, including reasonable attorneys’, experts’ and consultants’ fees and costs, incurred at any time and arising from or in connection with Tenant’s, Tenant’s Representatives’ or its Visitors’ use, handling, storage, spilling, disposal or else of Hazardous Materials at or about the Premises or Tenant’s, Tenant’s Representatives’ or Visitors’ failure to comply in full with all Environmental Requirements with respect to the Premises. Landlord hereby represents and warrants to Tenant that as of the date of this Lease, no Hazardous Material are present in the Premises.

(a) Definitions, “Hazardous Materials” shall mean any substance: (A) that now or in the future is regulated or governed by, requires investigation or remediation under, or is defined as a hazardous waste, hazardous substance, pollutant or contaminant under any governmental statute, code, ordinance, regulation, rule or order, and any amendment thereto, including for example only the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §9601 et seq., and the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., or (B) that is toxic, explosive, corrosive, flammable, radioactive, carcinogenic, dangerous or otherwise hazardous, including gasoline, diesel fuel, petroleum hydrocarbons, polychlorinated biphenyls (PCBs), asbestos, radon and urea formaldehyde foam insulation. “Environmental Requirements” shall mean all present and future Laws, orders, permits, licenses, approvals, authorizations and other requirements of any kind applicable to Hazardous Materials. “Environmental Losses” shall mean all costs and expenses of any kind, damages, including foreseeable and unforeseeable consequential damages, fines and penalties incurred in connection with any violation of and compliance with Environmental Requirements and all losses of any kind attributable to the diminution of value, loss of use or adverse effects on marketability or use of any portion of the Premises or Property.

(b) Landlord warrants and represents that as of the date hereof the Premises and the Building are incompliance with all Environmental Requirements and that as of the date hereof there are no Hazardous Materials in the Premises or in the Building. Landlord shall indemnify, defend and hold harmless Tenant and its members, officers, and directors, from all Environmental Losses and all other claims, actions, losses, damages, liabilities, costs and expanses of every kind including reasonable attorneys’, experts’ consultants’ fees and costs, incurred at any time and arising from or in connection with Landlord’s warrant and representation as set forth in this paragraph.

6. ALTERATIONS.

6.1 Alternations by Tenant. Other than Tenant Improvements to be constructed by Landlord, Tenant shall not make any alterations, improvements or changes to the Premises (including installation of any security system or telephone or data communication wiring or cabling) (the “Alterations”), without Landlord’s prior written consent which consent shall not unreasonably withheld nor delayed. Landlord may withhold its consent to such Alterations in its sole discretion if the proposed Alterations would adversely affect the structure or safety of the Building or its electrical, plumbing, HVAC, mechanical or safety systems, or if such proposed Alterations would create an obligation on Landlord’s part to make modifications to the Property (in order, for example, to comply with laws such as the ADA mandating Building accessibility for persons with disabilities); in all other circumstances, Landlord agrees not to unreasonably withhold or delay its consent to proposed Alterations. Any such Alterations shall be completed by Tenant at Tenant’s sole cost and expense: (i) with due diligence, in a good and workmanlike manner, using new materials; (ii) in compliance with plans and specifications approved by Landlord; (iii) in compliance with the construction rules and regulations promulgated by Landlord from time to time; (iv) in accordance with all applicable Laws (including all work, whether structural or nonstructural, inside or outside the Premises, required to comply fully with all applicable Laws and necessitated by Tenant’s work); and (v) subject to all conditions which Landlord may in Landlord’s reasonable discretion impose. Such conditions may include requirements for Tenant to: (i) provide additional insurance (from Tenant or Tenant’s contractors, subcontractors or design professionals); (ii) use contractors or subcontractors designated by Landlord for electrical work and work on the fire alarm systems located within the Demised Premises; (iii) remove all or part of the Alterations prior to or upon expiration or termination of the Term, as designated by Landlord at the time approval is given to the making of same; and (iv) have all work performed outside of Business Hours. If any work outside the Premises, or any work on or adjustment to any of the Building Systems, is required in connection with or as a result of Tenant’s work, such work shall be performed at Tenant’s expense by contractors approved by Landlord. Landlord’s right to review and approve (or withhold approval of) Tenant’s plans, drawings, specifications, contractor(s) and other aspects of construction work proposed by Tenant is intended solely to protect Landlord, the Property and Landlord’s interests. No approval or consent by Landlord shall be deemed or construed to be a representation or warranty by Landlord as to the adequacy, sufficiency, fitness or suitability thereof or compliance thereof with applicable Laws or other requirements. Except as otherwise provided in Landlord’s consent, all Alterations shall upon installation become part of the realty and be the property of Landlord. Notwithstanding the foregoing, in no event shall Tenant be required to obtain Landlord’s consent prior to the making of any cosmetic or other non-structural Alterations, improvements or changes costing less than $25,000.00 provided that such cosmetic or other non-structural Alterations, improvements or changes do not affect other tenants of the Building or the Building systems. Notwithstanding any contrary provisions herein, Tenant shall not have the obligation to restore the Tenant Improvements as shown in the attached Exhibit A at the termination of the Lease. Additionally, Tenant may elect to add the additional private huddle rooms at Tenant’s sole expense in accordance with all applicable Laws. Should Tenant elect to add these additional private huddle rooms, Landlord hereby grants approval for such improvements and Tenant shall not have the obligation to restore any form of these additional leasehold improvements at the termination of the Lease. At the expiration or early termination of the Lease, he Landlord agrees to accept the Premises in broom-clean and in their original condition (other than the Tenant Improvements or the additional offices), except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations. Notwithstanding the foregoing, at any time during the Term or upon expiry of the Term, Tenant shall have the right to remove any or all of its trade fixtures provided Tenant shall be responsible to repair any damage caused by such removal, reasonable wear and tear excepted.

6.2 Landlord’s Approval for Alterations. Before making any Alterations for which approval is required, Tenant shall submit to Landlord for Landlord’s prior approval reasonably detailed final plans and specifications prepared by a licensed architect or engineer, a copy of the construction contract, including the name of the contractor and all subcontractors proposed by Tenant to make the Alterations and a copy of the contractor’s license. Tenant shall reimburse Landlord upon demand for any third party expenses reasonably incurred by Landlord in connection with any Alterations made by Tenant, including reasonable fees charged by Landlord’s contractors or consultants to review plans and specifications prepared by Tenant and to update the existing as-built plans and specifications of the Building to reflect the Alterations. Tenant shall obtain all applicable permits, authorizations and governmental approvals and deliver copies of the same to Landlord before commencement of any such Alterations.

6.3 Liens. Tenant shall keep the Premises and the Property free and clear of all liens arising out of any work performed, materials furnished or obligations incurred by Tenant. If any such lien attaches to the Premises or the Property, and Tenant does not cause the same to be released by payment, bonding or otherwise within ten (10) business days after the attachment thereof, Landlord shall have the right but not the obligation to cause the same to be released, and any sums expended by Landlord in connection therewith shall be payable by Tenant on demand with interest thereon from the date of expenditure by Landlord at the Interest Rate (as defined in Section 16.2—Interest). Tenant shall give Landlord at least ten (10) days’ notice prior to the commencement of any Alterations and cooperate with Landlord in posting and maintaining notices of non-responsibility in connection therewith.

6.4 Trade Fixtures. Subject to the provisions of Section 5—Use and Compliance with Laws and the foregoing provisions of this Section, Tenant may install and maintain furnishings, equipment, movable partitions, business equipment and other trade fixtures (the “Trade Fixtures”) in the Premises, provided that the Trade Fixtures do not become an integral part of the Premises or the Building. Tenant shall promptly repair any damage to the Premises or the Building caused by any installation or removal of such Trade Fixtures.

7. MAINTENANCE AND REPAIRS.

7.1 Tenant’s Obligations. By taking possession of the Premises Tenant agrees that the Premises are then in a good and tenantable condition. During the Term, Tenant at Tenant’s expense but under the direction of Landlord, shall repair and maintain the Promises, including the interior walls, floor coverings, ceiling (ceiling tiles and grid), Landlord’s Work, Alterations, fire extinguishers, outlets and fixtures, and any appliances (including dishwashers, hot water heaters, garbage disposals and any Dedicated HVAC Unit, as defined in Section 9 below) in the Premises, in a good working condition, and keep the Premises in a clean, safe and orderly condition.

7.2 Landlord’s Obligations. Subject to Section 9 below, Landlord shall maintain or cause to be maintained in reasonably good order, condition and repair, the structural portions of the roof, foundations, floors and exterior walls of the Building, the Building Systems, the HVAC unit for the Building, and Premises, if applicable, and the public and common areas of the Property, such as elevators (if any), stairs, corridors and restrooms; provided, however, that Tenant shall pay the cost of repairs for damage occasioned by Tenant’s use of the Premises or the Property or any act or omission of Tenant or Tenant’s Representatives or Visitors. Landlord shall be under no obligation to inspect the Premises. Tenant shall promptly report in writing to Landlord any defective condition known to Tenant which Landlord is required to repair. As a material part of the consideration for this Lease, Tenant hereby waives any benefits of any applicable existing or future Law, including the provisions of California Civil Code sections 1932 (1), 1941 and 1942, that allows a tenant to make repairs at its landlord’s expense. Landlord represents that as of the Commencement Date all structural elements and systems of the Building, including but not limited to the HVAC, mechanical, electrical and plumbing systems are in good working order

7.3 Landlord’s Rights. Landlord hereby reserves the right, at any time and from time to time, and without constituting an eviction, constructive or otherwise, or entitling Tenant to any abatement of’ rent or to terminate this Lease or otherwise releasing Tenant from any of Tenant’s obligations under this Lease, provided, except in the case of emergency, that such actions by Landlord do not materially interfere with Tenant’s ability to operate and conduct its business on the Premises:

(e) To make alterations, additions, repairs, improvements to or in or to decrease the size of area of, all or any part of the Building, the fixtures and equipment therein, and the Building Systems;

(f) To change the Building’s name;

(g) To install and maintain any and all signs on the exterior and interior of the Building;

(h) To reduce, increase, enclose or otherwise change at any time and from time to time the size, number, location, lay-out and nature of the common areas and other tenancies and premises in the Property and to create additional rentable areas through use or enclosure of common areas (in which event Tenant’s Share shall be adjusted); and

7.4 If any governmental authority promulgates or revises any Law or imposes mandatory or voluntary controls or guidelines on Landlord or the Property relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions or reduction or management of traffic or parking on the Property (collectively “Controls”), to comply with such Controls, whether mandatory or voluntary, or make any alterations to the Property related thereto.

8. TENANT’S TAXES. “Tenant’s Taxes” shall mean (a) all taxes, assessments, license fees and other governmental charges or impositions levied or assessed against or with respect to Tenant’s personal property or Trade Fixtures in the Premises, whether any such imposition is levied directly against Tenant or levied against Landlord or the Property, (b) all rental, excise, sales or transaction privilege taxes arising out of this Lease (excluding, however, state and federal personal or corporate income taxes measured by the income of Landlord from all sources) imposed by any taxing authority upon Landlord or upon Landlord’s receipt of any rent payable by Tenant pursuant to the terms of this Lease (the “Rental Tax”), (c) any Taxes attributable to the value or cost of Tenant’s (i) personal property, (ii) Trade Fixtures, and/or (iii) Alterations (to the extent that the cost or value of such other Alterations made in or to the Premises or the Building by or for Tenant exceeds the cost or value of a building-standard build-out, as determined by Landlord, but regardless of whether title to those improvements is vested in Tenant or Landlord), and (d) all Taxes separately allocable to the Premises. Tenant shall pay any Rental Tax to Landlord in addition to and at the same time as Base Rent is payable under this Lease, and shall pay all other Tenant’s Taxes before delinquency (and, at Landlord’s request, shall furnish Landlord satisfactory evidence thereof). If Landlord pays Tenant’s Taxes or any portion thereof, Tenant shall reimburse Landlord within ten (10) business days after notice for the amount of such payment, and if payment is not made within said ten (10) business day period then together with interest at the Interest Rate from the date of Landlord’s notice to the date of Tenant’s reimbursement.

9. UTILITIES AND SERVICES.

9.1 Description of Services. Subject to the Controls (as defined in Section 7.3(e) above), Landlord shall furnish to the Premises reasonable amounts of electricity, water, HVAC, and janitorial service. Landlord shall also furnish normal fluorescent tube replacement, window washing, elevator service (if applicable), and common area toilet room supplies. Landlord shall furnish HVAC during the Business Hours specified in the Basic Lease Information only (“Business Hours”). As used in this Lease, the term “Business Days” means weekdays except public holidays. Landlord shall provide trash removal service based on standard and reasonable needs. Any additional utilities or services that Landlord may agree to provide (including lamp or tube replacement for other than building standard lighting fixtures and electricity for server room ,and HVAC related to server room shall be at Tenant’s sole expense.

9.2 Payment for Additional Utilities and Services.

(a) Upon request by Tenant in accordance with the procedures established by Landlord from time to time for furnishing HVAC service to any portion of the Premises not separately sub-metered at times other than Business Hours on Business Days, Landlord shall furnish such service to Tenant and Tenant shall pay for such services on an hourly basis at the then prevailing rate established for the

Building by Landlord (currently $60.00 per hour). If such extended service is not a continuation of that furnished during regular Business Hours as described above, Landlord may require that Tenant pay for a minimum of three (3) hours of such service

(b) If the temperature otherwise maintained in any portion of the Premises by the HVAC systems of the Building is affected as a result of (i) any lights, machines or equipment used by Tenant in the Premises, or (ii) the occupancy of the Premises by more than one person per 150 square feet of rentable area, then Landlord shall have the right to install any machinery or equipment reasonably necessary to restore the temperature, including modifications to the standard air-conditioning equipment. The cost of any such equipment and modifications, including the cost of installation and any additional cost of operation and maintenance of the same, shall be paid by Tenant to Landlord upon demand.

(k) If Tenant’s usage of electricity exceeds the Building’s standard electrical usage for similar tenants (including server rooms) Landlord may determine the amount of such excess use by any reasonable means (including the installation by Landlord but at Tenant’s expense of a separate meter or other measuring device) and charge Tenant for the cost of such excess usage. In addition, Landlord may impose a reasonable charge for the use of any additional or unusual janitorial services or trash removal required by Tenant because of any unusual Tenant Improvements or Alterations, the carelessness of Tenant, excessiveness of Tenant’s requirements, or the nature of Tenant’s business (including hours of operation).

(l) If there is any HVAC or other cooling system located in the Premises that is dedicated to Tenant’s computers or other equipment (such dedicated system is referred to in this Lease as a “Dedicated HVAC Unit”), Landlord may determine the amount of gas, electricity or other utility costs attributable to such Dedicated HVAC Unit by any reasonable means (including the installation by Landlord but at Tenant’s expense of a separate meter or other measuring devise) and charge Tenant for such costs.

9.3 Interruption of Services. In the event of an interruption in or failure or inability to provide any services or utilities to the Premises or Building for any reason (a “Service Failure”), such Service Failure shall not impose upon Landlord any liability whatsoever, constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent except as otherwise provided below or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease, provided that such Service Failure does not materially interfere with Tenant’s ability to conduct its business on the Premises. “Materially interfere” shall mean for purposes herein shall mean Tenant is unable to conduct its business for forty five (45) or more consecutive calendar days at the Premises. Service Failure as a result of Force Majeure, Casualty, and/or Tenant’s fault shall never constitute a Material Interference, In the event that Tenant is unable to conduct its business for forty five (45) or more consecutive calendar days at the Premises and notwithstanding any contrary terms herein, Tenant shall be permitted to terminate this Lease without penalty or costs. Further, whenever Tenant is being prevented from the free, uninterrupted and unimpeded use, access and enjoyment of the entire Premises and Tenant is unable to conduct business within the entire Premises, or the Common Areas which are adjacent to the Demised Premises and such interruption continues for more than seventy-two (72) consecutive hours, as a result of (a) Landlord’s failure to observe or perform any obligation on Landlord’s part to be observed or performed under the Lease, (b) any gross negligence or willful omission by Landlord, its agents, employees or contractors, (c) Landlord’s making any repairs in the Demised Premises or the Building, (d) Landlord’s entry into the Leased Premises, or (e) any other cause within the control of Landlord, then and in each and all such cases, provided such cause is not due to the negligence of Tenant, its agents, employees, contractors, invitees, or principals, all Rent shall be equitably abated, and shall continue until full use of the Leased Premises is restored to Tenant.

9.4 Utilities and Services Furnished by Tenant. Except as provided in Sections 9.1 and 9.2 or in the Construction Rider (if any), Tenant shall be solely responsible for the furnishing and direct payment (including, without limitation, hook-up and connection charges) of all other utilities which are separately metered or separately charged (including, and limited to telephone, cable television, satellite television, DSL, and any other interact access and any other special utility requirements of Tenant if available), if any, to the Premises or to Tenant and shall make such payments to the respective utility companies prior to the delinquency.

9.5 Utility Providers. Landlord may, in Landlord’s sole and absolute discretion, at any time and from time to time, contract, or require Tenant to contract, for utility services (including generation, transmission, or delivery of the utility service) with a utility service provider of Landlord’s choosing. Tenant shall fully cooperate with Landlord and any utility service provider selected by Landlord. Tenant shall permit Landlord and the utility service provider to have reasonable access to the Premises and the utility equipment serving the Premises, including lines, feeders, risers, wiring, pipes, and meters. Tenant shall either pay or reimburse Landlord for all costs associated with any change of utility service, including the cost of any new utility equipment, within ten (10) days after Landlord’s written demand for payment or reimbursement. Under no circumstances shall Landlord be responsible or liable for any loss, damage, or expense that Tenant may incur as a result of any change of utility service, including any change that makes the utility supplied less suitable for Tenant’s needs, or for any failure, interference, or defect in any utility service. No such change, failure, interference, or defect shall constitute an actual or constructive eviction of Tenant, or entitle Tenant to any abatement of rent, or relieve Tenant from any of Tenant’s obligations under this Lease.

9.6 The Landlord, at the sole cost and expense of Tenant, shall install a sub-meter or sub-meters to measure the electricity used and consumed by the Tenant in the Tenant’s server room within the Premises, including the electricity consumed and used by all air conditioning and ventilation systems, lighting and computer equipment serving or located within the server room. The cost of such electricity shall equal the KW and KWh rates charged to the Landlord by the utility company (including the transport company and the supplying company) serving the Building as applied to the monthly sub-meter(s) reading (“Electricity Charge”). The Tenant shall pay to the Landlord the cost of any charge incurred by the Landlord for the reading of the sub-meter(s) and for the calculation of the electricity charge. All of the charges set forth in this paragraph shall be deemed to be Additional Rent.

10. EXCULPATION AND INDEMNIFICATION.

10.1 Limitation on Liability. Landlord shall not be liable to Tenant for any loss, injury or other damage to any person or property (including Tenant or Tenant’s property) in or about the Premises or the Property from any cause (including defects in the Property or in any equipment in the Property; fire, explosion or other casualty; bursting, rupture, leakage or overflow of any plumbing or other pipes or lines, sprinklers, tanks, drains, drinking fountains or washstands in, above, or about the Premises or the Property; or acts of other tenants in the Property) other than Landlord’s negligent or willful acts or omissions. Tenant hereby waives all claims against Landlord for such damage and the cost and expense of defending against claims relating to such damage, except that Landlord shall indemnify, defend (with counsel reasonably satisfactory to Tenant) and hold Tenant harmless from and against any claims, actions, liabilities, damages, costs or expenses, including all attorneys’ fees and costs incurred in defending against the same (the “Claims”) for such damages, to the extent the same are (x) caused by the willful or negligent acts or omissions of Landlord or its authorized representatives and (y) are not covered by insurance actually carried (or required to be carried) by Tenant.

10.2 Tenant’s and Landlord’s Indemnity. Tenant shall indemnify, defend and hold Landlord and its partners or members and its or their partners, members, directors, officers, shareholders, employees and agents harmless from and against Claims arising from (a) the acts or omissions of Tenant or Tenant’s Representatives or Visitors in or about the Property, or (b) any construction or other work undertaken by Tenant on the Premises (including any design defects), or (c) any breach or default under this Lease by Tenant, or (d) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in or about the Premises during the Term arising proximately from the actions, negligence and/or omissions of Tenant; excepting only such Claims for any accident, injury or damage to the extent they are caused by the negligent or willful acts or omissions of Landlord or its authorized representatives. Landlord shall indemnify and save harmless Tenant from and against any and all liability, liens, claims, demands, damages, expenses, fees, costs, fines, penalties, suits, proceedings, actions and causes of action of any and every kind and nature arising or growing out of or in any way connected with Landlord’s use, occupancy, management or control of the Common Areas or Landlord’s operations, conduct or activities in the Building, unless due to the negligence or willful acts or omissions of Tenant, its agents or employees.

10.3 Survival. The obligations of the parties under this Section 10 shall survive the expiration or termination of this Lease.

11. INSURANCE.

11.1 Tenant’s Insurance.

1.

Tenant shall maintain in full force throughout the Term, commercial general liability insurance providing coverage on an occurrence form basis with limits of not less than One Million and No/100ths Dollars ($1,000,000.00) each occurrence for bodily injury and property damage combined, Two Million and No/100ths Dollars ($2,000,000.00) annual general aggregate, and Two Million and No/100ths Dollars ($2,000,000.00) products and completed operations annual aggregate. Tenant’s liability insurance policy or policies shall: (i) include premises and operations liability coverage, products and completed operations liability coverage, broad form property damage coverage, blanket contractual liability coverage including, to the maximum extent possible, coverage for the indemnification obligations of Tenant under this Lease, and personal and advertising injury coverage; (ii) provide that the insurance company has the duty to defend all insureds under the policy; (iii) provide that defense costs are paid in addition to and do not deplete any of the policy limits; (iv) cover liabilities arising out of or incurred in connection with Tenant’s use or occupancy of the Premises or the Property; and (v) extend coverage to cover liability for the actions of Tenant’s Representatives and Visitors.

(a) Tenant shall at all times maintain in effect with respect to any Alterations and Tenant’s Trade Fixtures and personal property, commercial property insurance providing coverage, at a minimum, for “special form” perils, to the extent of one hundred percent (100%) of the full replacement cost of covered property, and for business income coverage for a minimum of twelve (12) months. Tenant may carry such insurance under a blanket policy, provided that such policy provides equivalent coverage to a separate policy. During the Term, the proceeds from any such policies of insurance shall be used for the repair or replacement of the Alterations, Trade Fixtures and personal property so insured. Landlord shall be provided coverage under such insurance to the extent of its insurable interest and, if requested by Landlord, both Landlord and Tenant shall sign all documents reasonably necessary or proper in connection with the settlement of any claim or loss under such Insurance. Landlord will have no obligation to carry insurance on any Alterations or on Tenant’s Trade Fixtures or personal property.

(b) Each policy of insurance required under this Section shall: (i) be in a form, and written by an insurer, reasonably acceptable to Landlord, (ii) be maintained at Tenant’s sole cost and expense, and (iii) require at least thirty (30) days’ written notice to Landlord prior to any cancellation or nonrenewal. Insurance companies issuing such policies shall have rating classifications of “A” or better and financial size category ratings of “X” or better according to the latest edition of the A.M. Best Key Rating Guide. All insurance companies issuing such policies shall be licensed to do business in the state where the Property is located. Tenant shall provide to Landlord evidence that the insurance required to be carried by Tenant pursuant to this Section, including any endorsement effecting the additional insured status, is in full force and effect and that premiums therefor have been paid. Such evidence shall, at Landlord’s discretion, be in either form of an ACORD Form 27 (Certificate of Insurance) (or its equivalent) or a certified copy of the original policy, in either event providing that the insurer will provide Landlord with at least thirty (30) days prior written notice before any termination or amendment to the policy.

(c) Tenant shall increase the amounts of insurance as may be reasonably required by any Mortgagee, and, not more frequently than once every three (3) years, if such Mortgagee determines the amount of insurance then required under this Lease is not adequate. Any limits set forth in this Lease on the amount or type of coverage required by Tenant’s insurance shall not limit the liability of Tenant under this Lease.

(d) Each policy of liability insurance required by this Section shall: (i) contain a cross liability endorsement or separation of insureds clause; (ii) provide that any waiver of subrogation rights or release prior to a loss does not void coverage; (iii) provide that it is primary to and not contributing with, any policy of insurance carried by Landlord covering the same loss; (iv) provide that any failure to comply with the reporting provisions shall not affect coverage provided to Landlord, its partners, property managers and Mortgagees; and (v) name Landlord, its partners, Landlord, the property manager, and such other parties in interest as Landlord may from time to time reasonably designate to Tenant in writing, as additional insureds. Such additional insureds shall be provided the same extent of coverage as provided to Tenant under such policies. All endorsements effecting such additional insured status shall be acceptable to Landlord and shall be at least as broad as additional insured endorsement form number CG 20 26 11 85 promulgated by the Insurance Services Office.

(e) Prior to occupancy of the Premises by Tenant, and not less than thirty (30) days prior to expiration of any policy thereafter, Tenant shall furnish to Landlord a certificate of insurance or certified policy of insurance reflecting that the insurance required by this Section is in force, accompanied by an endorsement showing the required additional insureds satisfactory to Landlord in substance and form. Notwithstanding the requirements of this paragraph, Tenant shall at Landlord’s request provide to Landlord a certified copy of each insurance policy required to be in force at any time pursuant to the requirements of this Lease or its Exhibits.

11.2 Landlord’s Insurance. During the Term, Landlord shall maintain in effect insurance on the Building against “special form” perils (to the extent such coverages are available), with responsible insurers, insuring the Building and the Tenant Improvements in an amount equal to one hundred percent (100%) of the replacement cost thereof, excluding land, foundations, footings and underground installations. Landlord may, but shall not be obligated to, carry insurance against additional perils and/or in greater amounts.

11.3 Property Insurance—Waiver of Subrogation. Landlord and Tenant each hereby waive any right of recovery against the other and the partners, members, shareholders, officers, directors and authorized representatives of the other for any loss or damage that is covered by any policy of property insurance maintained by either party (or required by this Lease to be maintained) with respect to the Premises or the Property or any operation therein. If any such policy of insurance relating to this Lease or to the Premises or the Property does not permit the foregoing waiver or if the coverage under any such policy would be invalidated as a result of such waiver, the party maintaining such policy shall obtain from the insurer under such policy a waiver of all right of recovery by way of subrogation against either party in connection with any claim, loss or damage covered by such policy.

12. DAMAGE OR DESTRUCTION.

12.1 Landlord’s Duty to Repair.

1.

If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty then, unless either party is entitled to and elects to terminate this Lease pursuant to Sections 12.2 - Landlord’s Right to Terminate and 12.3—Tenant’s Right to Terminate, Landlord shall, at its expense, use reasonable efforts to repair and restore the Premises and/or the Property, as the case may be, to substantially their former condition to the extent permitted by then applicable Laws; provided, however, that in no event shall Landlord have any obligation for repair or restoration for any of Tenant’s personal property, Trade Fixtures or Alterations.

(a) If Landlord is required or elects to repair damage to the Premises and/or the Property, this Lease shall continue in effect, but Tenant’s Base Rent and additional Rent from the date of the casualty through the date of substantial completion of the repair shall be abated with regard to any portion of the Premises that Tenant is prevented from using by reason of such damage or its repair. In no event shall Landlord be liable to Tenant by reason of any injury to or interference with Tenant’s business or property arising from fire or other casualty or by reason of any repairs to any part of the Property necessitated by such casualty.

12.2 Landlord’s Right to Terminate. Landlord may elect to terminate this Lease following damage by fire or other casualty under the following circumstances:

1.

If, in the reasonable judgment of Landlord, the Premises and the Property cannot be substantially repaired and restored under applicable Laws within one hundred twenty (120) days from the receipt of insurance proceeds;

(g) If, in the reasonable judgment of Landlord, adequate proceeds are not, for any reason, made available to Landlord from Landlord’s insurance policies (and/or from Landlord’s funds made available for such purpose, at Landlord’s sole option) to make the required repairs;

(h) If the Building is damaged or destroyed to the extent that, in the reasonable judgment of Landlord, the cost to repair and restore the Building would exceed twenty-five percent (25%) of the full replacement cost of the Building, whether or not the Premises are at all damaged or destroyed; or

(i) If the fire or other casualty occurs during the last year of the Term.

If any of the circumstances described in subparagraphs (a), (b), (c) or (d) of this Section 12.2 occur or arise, Landlord shall notify Tenant in writing of that fact within one hundred and twenty (120) days after the date of the casualty and in such notice Landlord shall also advise Tenant whether Landlord has elected to terminate this Lease as provided above.

12.3 Tenant’s Right to Terminate. If all or a substantial part of the Premises are rendered untenantable or inaccessible by damage to all or any part of the Property from fire or other casualty, then Tenant may elect to terminate this Lease under the following circumstances:

1.

Where Landlord fails to commence the required repair within sixty (60) days after the receipt of insurance proceeds or fails to complete any repair within one hundred twenty (120) days after the receipt of insurance proceeds, in which event Tenant may elect to terminate this Lease upon notice to Landlord given within ten (10) days after such sixty (60)-day period, or One Hundred Twenty (120) day period, as the case may be; or

(a) In the circumstance described in Section 12.2(a) above; in which event Tenant may elect to terminate this Lease by giving Landlord notice of such election to terminate within thirty (30) days after Landlord’s notice to Tenant pursuant to Section 12.2—Landlord’s Right to Terminate.

Notwithstanding anything contained in this Section 12 of the Lease to the contrary, the Tenant shall have no right to terminate this Lease if the Tenant or its agents caused the damage or destruction or if the Tenant is in default of any of the material terms and conditions of this Lease, beyond any applicable grace or cure period.

12.4 Waiver. Landlord and Tenant each hereby waive the provisions of California Civil Code sections 1932(2), 1933(4) and any other applicable existing or future Law permitting the termination of a lease agreement in the event of damage or destruction under any circumstances other than as provided in Sections 12.2—Landlord’s Right to Terminate and 12.3—Tenant’s Right to Terminate.

13. CONDEMNATION.

13.1 Definitions.

1.	“Award shall mean all compensation, sums, or anything of value awarded, paid or received on a total or partial Condemnation.

(a) “Condemnation” shall mean (i) a permanent taking (or a temporary taking for a period extending beyond the end of the Term) pursuant to the exercise of the power of condemnation or eminent domain by any public or quasi-public authority, private corporation or individual having such power (“Condemner”), whether by legal proceedings or otherwise, or (ii) a voluntary sale or transfer by Landlord to any such authority, either under threat of condemnation or while legal proceedings for condemnation are pending.

(b) “Date of Condemnation” shall mean the earlier of the date that title to the property taken is vested in the Condemner or the date the Condemner has the right to possession of the property being condemned.

13.2 Effect on Lease.

1.

If the Premises are totally taken by Condemnation, this Lease shall terminate as of the Date of Condemnation. If a portion but not all of the Premises is taken by Condemnation, this Lease shall remain in effect; provided, however, that if the portion of the Premises remaining after the Condemnation will be unsuitable for Tenant’s continued use, then upon notice to Landlord within thirty (30) days after Landlord notifies Tenant of the Condemnation, Tenant may terminate this Lease effective as of the Date of Condemnation.

(a) If twenty-five percent (25%) or more of the Land or of the Parking Facility or of the floor area in the Building is taken by Condemnation, or if as a result of any Condemnation the Building is no longer reasonably suitable for use as an office building, whether or not any portion of the Premises is taken, Landlord may elect to terminate this Lease, effective as of the Date of Condemnation, by notice to Tenant within thirty (30) days after the Date of Condemnation.

(b) If all or a portion of the Premises is temporarily taken by a Condemner for a period not extending beyond the end of the Term, this Lease shall remain in full force and effect.

13.3 Restoration. If this Lease is not terminated as provided in Section 13.2—Effect on Lease, Landlord, at its expense, shall diligently proceed to repair and restore the Premises to substantially its former condition (to the extent permitted by then applicable Laws) and/or repair and restore the Building to an architecturally complete office building; provided, however, that Landlord’s obligations to so repair and restore shall be limited to the amount of any Award received by Landlord and not required to be paid to any Mortgagee (as defined in Section 20.5 below). In no event shall Landlord have any obligation to repair or replace any improvements in the Premises beyond the amount of any Award received by Landlord for such repair or to repair or replace any of Tenant’s personal property, Trade Fixtures, or Alterations.

13.4 Abatement and Reduction of Rent. If any portion of the Premises is taken in a Condemnation or is rendered permanently untenantable by repairs necessitated by the Condemnation, and this Lease is not terminated, the Base Rent and Additional Rent payable under this Lease shall be proportionally reduced as of the Date of Condemnation based upon the percentage of rentable square feet in the Premises so taken or rendered permanently untenantable. In addition, if this Lease remains in effect following a Condemnation and Landlord proceeds to repair and restore the Premises, the Base Rent and Additional Rent payable under this Lease shall be abated during the period of such repair or restoration to the extent such repairs prevent Tenant’s use of the Premises.

13.5 Awards. Any Award made shall be paid to Landlord, and Tenant hereby assigns to Landlord, and waives all interest in or claim to, any such Award, including any claim for the value of the unexpired Term; provided, however, that Tenant shall be entitled to receive, or to prosecute a separate claim for, an Award for a temporary taking of the Premises or a portion thereof by a Condemner where this Lease is not terminated (to the extent such Award relates to the unexpired Term), or an Award or portion thereof separately designated for relocation expenses or the interruption of or damage to Tenant’s business or as compensation for Tenant’s personal property, Trade Fixtures or Alterations.

13.6 Waiver. Landlord and Tenant each hereby waive the provisions of California Code of Civil Procedure section 1265.130 and any other applicable existing or future Law allowing either party to petition for a termination of this Lease upon a partial taking of the Premises and/or the Property.

14. ASSIGNMENT AND SUBLETTING.

14.1 Landlord’s Consent Required. Tenant shall not assign, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or sublet or license or permit the use or occupancy of the Premises or any part thereof by or for the benefit of anyone other than Tenant, or in any other manner transfer all or any part of Tenant’s interests under this Lease (each and all a “Transfer”), without the prior written consent of Landlord, which (subject to the other provisions of this Section 14) shall not be unreasonably withheld nor delayed. Notwithstanding any provision in this Lease to the contrary, Tenant shall not mortgage, pledge, hypothecate or otherwise encumber all or any portion of Tenant’s interest under this Lease. For purposes of this Section 14, “Transfer” also includes: (a) if Tenant is a partnership or limited liability company: (1) a change in ownership effected voluntarily, involuntarily, or by operation of law, within a twelve-month (12-month) period of fifty percent (50%) or more of the partners or members or fifty (50%) percent (50%) or more of the partnership or membership interests; or (2) the dissolution of the partnership or limited liability company without its immediate reconstitution; or (b) if Tenant is a closely held corporation (i.e., one whose stock is not publicly held and not Traded through an exchange or over the counter): (1) the sale or other transfer, within a twelve-month (12-month) period of more than an aggregate of fifty percent (50%) of the voting shares of Tenant (other than to immediate family members by reason of gift or death); (2) the sale, mortgage, hypothecation, or pledge, within a twelve-month (12-month) period of more than an aggregate of fifty percent (50%) of the value of Tenant’s unencumbered assets; or (3) the dissolution, merger, consolidation, or other reorganization of Tenant.

Notwithstanding anything to the contrary contained in this Lease and for the avoidance of doubt, (i) an assignment to a transferee or purchaser of all or substantially all of the assets of or a majority of stock or membership interests of Tenant through a purchase, merger, consolidation or reorganization of Tenant by or with another entity (whether such acquisition takes the form of an asset sale, a stock sale or a combination thereof), (ii) an assignment of the Premises to a transferee which is the resulting entity of a merger or consolidation of Tenant with another entity, or (iii) an assignment or subletting of all or a portion of the Premises to an affiliate of Tenant (an entity which is controlled by, controls, or is under common control with, Tenant) (each, an “Affiliate”), shall not be deemed an “Assignment” or a transfer under this Section 14.

14.2 Reasonable Consent. If Tenant complies with the following conditions, Landlord shall not unreasonably withhold nor delay its consent to the subletting of the Premises or any portion thereof or the assignment of this Lease. Prior to any proposed Transfer, Tenant shall submit in writing to Landlord (i) the name and legal composition of the proposed assignee, subtenant, user or other transferee (each a “Transferee”); (ii) the nature of the business proposed to be carried on in the Premises; (iii) a current balance sheet, income statements for the last two years and such other reasonable financial and other information concerning the proposed Transferee as Landlord may request; and (iv) a copy of the proposed assignment, sublease or other agreement governing the proposed Transfer. Within fifteen (15) Business Days after Landlord receives all such information it shall notify Tenant whether it approves or disapproves such Transfer.

(a) The parties hereto agree and acknowledge that, among other circumstances for which Landlord could reasonably withhold consent to a proposed Transfer, it shall be reasonable for Landlord to withhold consent where (i) the proposed Transferee does not intend itself to occupy the entire portion of the Premises assigned or sublet, (ii) Landlord reasonably disapproves of the Transferee’s business operating ability or history or creditworthiness, (iii) the Transferee is a governmental agency or unit, (iv) the Transferee is an existing tenant in the Building (or another building owned or controlled by Landlord or an affiliate of Landlord; such other buildings and the Building are hereinafter collectively referred to in this Section 14 as the “Project”) or a party with whom Landlord has negotiated to lease space in the Project within the preceding six (6) months, (v) the proposed Transfer would violate any “exclusive” rights of any tenants in the Project, (vi) the rental and other consideration payable by the Transferee is less than that currently being paid by tenants under new leases of comparable space in the Project, (vii) Tenant is in default under this Lease, (viii) such Transferee’s proposed use is not permitted under Section 5 — Use and Compliance with Laws, (ix) such Transferee’s proposed use would increase the density of occupation in the Premises or use of the Building’s parking facilities beyond those levels permitted by law, or (x) Landlord otherwise determines that the proposed Transfer would have the effect of decreasing the value of the Building or increasing the expenses associated with operating, maintaining and repairing the Building.

(b) Tenant may assign this Lease or sublease the Leased Premises, in whole or in part, without the express written consent of Landlord, to: (i) any corporation or other entity into which or with which Tenant has merged or consolidated; (ii) any parent, subsidiary, successor, or affiliated corporation of Tenant or (iii) any person or entity that acquires all or substantially all of the assets or operations of Tenant within the State in which the Leased Premises is located; or (iv) any partnership of Tenant, provided Tenant or such parent corporation is a general partner. No such assignment or sublease pursuant to this subparagraph shall relieve Tenant of any liability hereunder. Any assignment or subletting which does not satisfy the aforesaid conditions of this subparagraph shall constitute a transfer subject to the other provisions of this Article.

Notwithstanding anything in this Lease to the contrary, provided Tenant provides written notice to the Landlord, (i) any sale or issuance of Tenant’s stock or other ownership interest in connection with a public offering, (ii) any transfer of Tenant’s stock or other ownership among Tenant’s shareholders, members, partners, etc., or to employees of Tenant or its affiliates, (iii) any transfer of Tenant’s stock or other ownership interest by shareholders, members, partners, etc., to family members, (iv) any trust for the benefit of family members, or any transfer of Tenant’s stock or other ownership interest upon the death of any shareholder, member, partners, etc;, or (v) any transfer of Tenant’s stock or other ownership interest to a person or entity that acquires all or substantially all of the ownership interest of Tenant shall in no event be deemed an assignment of this Lease, require Landlord’s consent or permit Landlord to terminate this Lease, notwithstanding that any such sale, issuance or transfer may result in a change of voting control of Tenant.

14.3 Excess Consideration. If Landlord consents to the sublease, Landlord shall be entitled to receive as additional Rent hereunder an amount equal to fifty percent (50%) of the amount (if any) by which the total value of (x) any consideration paid by the Transferee the excess of the rent and other consideration payable by the subtenant over the amount of Base Rent and Additional Rent payable hereunder applicable to the subleased space, exceeds (y) the reasonable direct, out-of-pocket costs (such as, but not necessarily limited to, reasonable brokerage commissions, tenant improvement costs, attorneys’ fees, and other cash concessions as may be typical, reasonable and appropriate under then prevailing market conditions) actually and necessarily paid by Tenant to third parties not affiliated with Tenant to procure the assignment or sublease.

14.4 No Release of Tenant. No consent by Landlord to any Transfer shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether occurring before or after such consent, assignment, subletting or other Transfer. Each Transferee shall be jointly and severally liable with Tenant (and Tenant shall be jointly and severally liable with each Transferee) for the payment of rent (or, in the case of a sublease, rent in the amount set forth in the sublease) and for the performance of all other terms and provisions of this Lease. The consent by Landlord to any Transfer shall not relieve Tenant or any such Transferee from the obligation to obtain Landlord’s express prior written consent to any subsequent Transfer by Tenant or any Transferee. The acceptance of rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision of this Lease or to be a consent to any Transfer.

14.5 Expenses and Attorneys’ Fees. Tenant shall pay to Landlord on demand all third party costs and expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with reviewing or consenting to any proposed Transfer (including any request for consent to, or any waiver of Landlord’s rights in connection with, any security interest in any of Tenant’s property at the Premises), however this amount shall not exceed five hundred dollars ($500).

14.6 Effectiveness of Transfer. Prior to the date on which any permitted Transfer (whether or not requiring Landlord’s consent) becomes effective, Tenant shall deliver to Landlord a counterpart of the fully executed Transfer document and Landlord’s standard form of consent to assignment or consent to sublease executed by Tenant and the Transferee in which each of Tenant and the Transferee confirms its obligations pursuant to this Lease. Failure or refusal of a Transferee to execute any such instrument shall not release or discharge the Transferee from liability as provided herein. The voluntary, involuntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and any such surrender or cancellation shall, at the option of Landlord, either terminate all or any existing subleases or operate as an assignment to Landlord of any or all of such subleases.

14.7 INTENTIONALLY OMITTED

14.8 Assignment of Sublease Rents. Tenant hereby absolutely and irrevocably assigns to Landlord any and all rights to receive rent and other consideration from any sublease and agrees that Landlord, as assignee or as attorney-in-fact for Tenant for purposes hereof, or a receiver for Tenant appointed on Landlord’s application may (but shall not be obligated to) collect such rents and other consideration and apply the same toward Tenant’s obligations to Landlord under this Lease; provided, however, that Landlord grants to Tenant at all times prior to an Event of Default by Tenant a revocable license to collect such rents (which license shall automatically and without notice be and be deemed to have been revoked and terminated immediately upon any Event of Default).

14.9 Intentionally omitted.

14.10 Effect of Impermissible Transfer. Any Transfer effected without Landlord’s consent in violation of this Section 14 shall, at Landlord’s option, be an incurable Event of Default under Section 15.1 without the necessity of any notice and grace period. If Landlord elects to treat such unapproved Transfer as an incurable Event of Default (hereinafter defined), Landlord may, in addition to all other remedies provided for in Section 15.2 below, increase the monthly Base Rent to one hundred ten percent (110%) of the Base Rent then in effect.

15. DEFAULT AND REMEDIES.

15.1 Events of Default. The occurrence of any of the following shall constitute an “Event of Default” by Tenant.

1.

Tenant fails to make any payment of rent when due, or any amount required to replenish the Security Deposit as provided in Section 4 above, if payment in full is not received by Landlord within five (5) days after written notice that it is due;

(a) Tenant abandons the Premises;

(b) Tenant fails to deliver any estoppel certificate requested by Landlord within the period described in Section 21.1—Estoppel Certificates;

(c) Tenant violates the restrictions on Transfer set forth in Section 14—Assignment and Subletting;

(d) Tenant fails to timely deliver any documents within the period described under Section 20 – Encumbrances;

(e) (f) Tenant ceases doing business as a going concern; makes an assignment for the benefit of creditors; is adjudicated an insolvent, files a petition (or files an answer admitting the material allegations of a petition) seeking relief under any under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights; all or substantially all of Tenant’s assets are subject to judicial seizure or attachment and are not released within thirty (30) days, or Tenant consents to or acquiesces in the appointment of a trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets;

(f) Tenant fails, within ninety (90) days after the commencement of any proceedings against Tenant seeking relief under any state or federal bankruptcy or other statute, law or regulation affecting creditors’ rights, to have such proceedings dismissed, or Tenant fails, within ninety (90) days after an appointment, without Tenant’s consent or acquiescence, of any trustee, receiver or liquidator for Tenant or for all or any substantial part of Tenant’s assets, to have such appointment vacated; or

(g) Tenant fails to perform or comply with any provision of this Lease other than those described in (a) through (g) above, and does not fully cure such failure within thirty (30) days after notice to Tenant or, if such failure cannot be cured within such thirty (30)-day period, Tenant fails within such fifteen (15)-day period to commence, and thereafter diligently proceed with, all actions necessary to cure such failure as soon as reasonably possible but in all events within ninety (90) days of such notice; provided, however, that if Landlord in Landlord’s reasonable judgment determines that such failure cannot or will not be cured by Tenant within such ninety (90) days, then such failure shall constitute an Event of Default immediately upon such notice to Tenant.

15.2 Remedies. Upon the occurrence of an Event of Default, Landlord shall have the following remedies, which shall not be exclusive but shall be cumulative and shall be in addition to any other remedies now or hereafter allowed by law:

1.

Landlord may terminate Tenant’s right to possession of the Premises at any time by written notice to Tenant. Tenant expressly acknowledges that in the absence of such written notice from Landlord, no other act of Landlord, including re-entry into the Premises, efforts to relet the Premises, reletting of the Premises for Tenant’s account, storage of Tenant’s personal property and Trade Fixtures, acceptance of keys to the Premises from Tenant or exercise of any other rights and remedies under this Section, shall constitute an acceptance of Tenant’s surrender of the Premises or constitute a termination of this Lease or of Tenant’s right to possession of the Premises. Upon such termination in writing of Tenant’s right to possession of the Premises, as herein provided, this Lease shall terminate and Landlord shall be entitled to recover damages from Tenant as provided in California Civil Code section 1951.2 and any other applicable existing or future Law providing for recovery of damages for such breach, including:

(1) The worth at the time of the award of any unpaid rent that had been earned at the time of the termination, to be computed by allowing interest at the Interest Rate set forth in Section 16.2 but in no case greater than the maximum amount of interest permitted by law;

(2) The worth at the time of the award of the amount by which the unpaid rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided, to be computed by allowing interest at the Interest Rate set forth in Section 16.2 but in no case greater than the maximum amount of interest permitted by law;

(3) The worth at the time of the award of the amount by which the unpaid rent for the balance of the Lease term after the time of the award exceeds the amount of unpaid rent that Tenant proves could reasonably have been avoided, to be computed by discounting that amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%);

(4) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform obligations under this Lease, including brokerage commissions and advertising expenses, expenses of remodeling the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; and

(5) Any other amounts, in addition to or in lieu of those listed above, that may be permitted by applicable law.

(a) Landlord shall have the remedy described in California Civil Code section 1951.4 (Landlord may continue this Lease in effect after Tenant’s breach and abandonment and recover rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations).

(b) Landlord may cure the Event of Default at Tenant’s expense. If Landlord pays any sum or incurs any expense in curing the Event of Default, Tenant shall reimburse Landlord upon demand for the amount of such payment or expense with interest at the Interest Rate from the date the sum is paid or the expense is incurred until Landlord is reimbursed by Tenant.

(c) Landlord may remove all Tenant’s property from the Premises, and such property may be stored by Landlord in a public warehouse or elsewhere at the sole cost and for the account of Tenant. If Landlord does not elect to store any or all of Tenant’s property left in the Premises, Landlord may consider such property to be abandoned by Tenant, and Landlord may thereupon dispose of such property in any manner deemed appropriate by Landlord. Any proceeds realized by Landlord on the disposal of any such property shall be applied first to offset all expenses of storage and sale, then credited against Tenant’s outstanding obligations to Landlord under this Lease, and any balance remaining after satisfaction of all obligations of Tenant under this Lease shall be delivered to Tenant.

15.3 Subleases of Tenant. Whether or not Landlord elects to terminate this Lease on account of any default by Tenant, as set forth in this Section 15 Landlord shall have the right to terminate any and all Transfers entered into by Tenant and affecting the Premises or may, in Landlord’s sole discretion, succeed to Tenant’s interest in such Transfers. In the event of Landlord’s election to succeed to Tenant’s interest in any such Transfers, Tenant shall, as of the date of notice by Landlord of such election, have no further right to or interest in the rent or other consideration receivable thereunder.

15.4 Intentionally Omitted.

16. LATE CHARGE AND INTEREST.

16.1 Late Charge. If any payment of rent is not received by Landlord within ten (10) business days after its due date (and whether or not Landlord has notified Tenant of such delinquency), Tenant shall pay to Landlord on demand as a late charge an additional amount equal to five percent (5%) of the overdue payment as liquidated damages in lieu of actual damages (other than interest under Section 16.2 and attorneys’ fees and costs under Sections 23.1 and 23.2). The parties agree that this late charge represents a reasonable estimate of the expenses that Landlord will incur because of any late payments of rent (other than interest and attorneys’ fees and costs). Landlord’s acceptance of any liquidated damages shall not constitute a waiver of Tenant’s default with respect to the overdue amount or prevent Landlord from exercising any of the rights and remedies available to Landlord under this Lease. A late charge shall not be imposed more than once on any particular installment not paid when due, but imposition of a late charge on any payment not made when due does not eliminate or supersede late charges imposed on other (prior) payments not made when due or preclude imposition of a late charge on other installments or payments not made when due.

16.2 Interest. In addition to the late charges referred to above, which are intended to defray Landlord’s costs resulting from late payments, any payment from Tenant to Landlord not paid within thirty (30) days from the date when due shall at Landlord’s option bear interest from the date due until paid to Landlord by Tenant at the lesser rate of ten percent (10%) per annum or the maximum lawful rate that Landlord may charge to Tenant under applicable laws, whichever is less (the “Interest Rate”). Acceptance of any late charge and/or interest shall not constitute a waiver of Tenant’s default with respect to the overdue sum or prevent Landlord from exercising any of its other rights and remedies under this Lease.

17. WAIVER. No provisions of this Lease shall be deemed waived by Landlord or Tenant unless such waiver is in a writing signed by the waiving party. The waiver by Landlord or Tenant of any breach of any provision of this Lease shall not be deemed a waiver of such provision or of any subsequent breach of the same or any other provision of this Lease. No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, or of Tenant upon any default of Landlord, shall impair such right or remedy or be construed as a waiver. Landlord’s acceptance of any payments of rent due under this Lease shall not be deemed a waiver of any default by Tenant under this Lease (including Tenant’s recurrent failure to timely pay rent) other than Tenant’s nonpayment of the accepted sums, and no endorsement or statement on any check or accompanying any check or payment shall be deemed an accord and satisfaction. Landlord’s or Tenant’s consent to or approval of any act by Tenant requiring Landlord’s or Tenant’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s or Tenant’s consent to or approval of any subsequent act.

18. ENTRY, INSPECTION AND CLOSURE. Upon reasonable oral or written notice to Tenant (and without notice in emergencies), Landlord and its authorized representatives may enter the Premises at all reasonable times to determine whether the Premises are in good condition, to determine whether Tenant is complying with its obligations under this Lease, to perform any maintenance or repair of the Premises or the Building that Landlord has the right or obligation to perform, to install or repair improvements for other tenants where access to the Premises is required for such installation or repair, to serve, post or keep posted any notices required or allowed under the provisions of this Lease, to show the Premises to prospective brokers, agents, buyers, transferees, Mortgagees or tenants (but only during last 6 months of the Term), or to do any other act or thing necessary for the safety or preservation of the Premises or the Building. When reasonably necessary, Landlord may temporarily close entrances, doors, corridors, elevators (if applicable) or other facilities in the Building without liability to Tenant by reason of such closure. Landlord shall conduct its activities under this Section in a manner that will minimize inconvenience to Tenant without incurring material additional expense to Landlord. In no event shall Tenant be entitled to an abatement of rent on account of any entry by Landlord, and Landlord shall not be liable in any manner for any inconvenience, loss of business or other damage to Tenant or other persons arising out of Landlord’s entry on the Premises in accordance with this Section except if caused by Landlord’s gross negligence. No action by Landlord pursuant to this paragraph shall constitute an eviction of Tenant, constructive or otherwise, entitle Tenant to an abatement of rent or to terminate this Lease or otherwise release Tenant from any of Tenant’s obligations under this Lease except as expressly provided herein.

19. SURRENDER AND HOLDING OVER.

19.1 Surrender. Upon the expiration or termination of this Lease, Tenant shall surrender the Premises and all Tenant Improvements and Alterations to Landlord broom-clean and in their original condition, except for reasonable wear and tear, damage from casualty or condemnation and any changes resulting from approved Alterations; provided, however, that prior to the expiration or termination of this Lease Tenant shall remove all telephone and other cabling installed in the Building by Tenant and remove from the Premises all Tenant’s personal property, Trade Fixtures and Alterations that Tenant has the right or is required by Landlord to remove under the provisions of this Lease (except as expressly provided for otherwise in Section 6.1), and repair any damage caused by such removal. If such removal is not completed before the expiration or termination of the Term, Landlord shall have the right (but no obligation) to remove the same, and Tenant shall pay Landlord on demand for all costs of removal and storage thereof and for the rental value of the Premises for the period from the end of the Term through the end of the time reasonably required for such removal. Landlord shall also have the right to retain or dispose of all or any portion of such property if Tenant does not pay all such costs and retrieve the property within ten (10) days after notice from Landlord (in which event title to all such property described in Landlord’s notice shall be transferred to and vest in Landlord). Tenant waives all Claims against Landlord for any damage or loss to Tenant resulting from Landlord’s removal, storage, retention, or disposition of any such property. Upon expiration or termination of this Lease or of Tenant’s possession, whichever is earliest, Tenant shall surrender all keys to the Premises or any other part of the Building and shall deliver to Landlord all keys for or make known to Landlord the combination of locks on all safes, cabinets and vaults that may be located in the Premises. Tenant’s obligations under this Section shall survive the expiration or termination of this Lease.

19.2 Holding Over. If Tenant (directly or through any transferee or other successor-in-interest of Tenant) remains in possession of the Premises after the expiration or termination of this Lease, Tenant’s continued possession shall be on the basis of a tenancy at the sufferance of Landlord. In such event, Tenant shall continue to comply with or perform all the terms and obligations of Tenant under this Lease, except that the monthly Base Rent during Tenant’s holding over shall be equal to: one hundred twenty five percent (125%) of the Base Rent and Additional Rent payable in the last full month prior to such holding over. Acceptance by Landlord of rent after such termination shall not constitute a renewal of this Lease; and nothing contained in this provision shall be deemed to waive Landlord’s right of re-entry or any other right hereunder or at law. Tenant shall indemnify, defend and hold Landlord harmless from and against all claims arising or resulting directly or indirectly from Tenant’s failure to timely surrender the Premises, including (i) any rent payable by or any loss, cost, or damages claimed by any prospective tenant of the Premises, and (ii) Landlord’s damages as a result of such prospective tenant rescinding or refusing to enter into the prospective lease of the Premises by reason of such failure to timely surrender the Premises.

20. ENCUMBRANCES.

20.1 Subordination. This Lease and any rights of Tenant granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Encumbrance”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Tenant agrees that the holders of any such Encumbrance (in this Lease together referred to as “Mortgagee”) shall have no liability or obligation to perform any of the obligations of Landlord under this Lease. Any Mortgagee may elect to have this Lease and/or rights of Tenant granted hereby superior to the lien of its Encumbrance by giving written notice thereof to Tenant, whereupon this Lease and such rights of Tenant shall be deemed prior to such Encumbrance, notwithstanding the relative dates of the documentation or recordation thereof. Tenant shall execute and deliver to Landlord, within twenty (20) business days after written request therefor by Landlord and in a form reasonably requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such Encumbrance and the nondisturbance agreement of the holder of any such Encumbrance. If Tenant falls to deliver such executed documents within twenty (20) business days after Landlord’s second written request therefor, Tenant shall be in default of this Lease.

20.2 Attornment. In the event that Landlord transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of an Encumbrance to which this Lease is subordinated (i) Tenant shall, attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of such new owner, this Lease shall automatically become a new Lease between Tenant and such new owner, upon all of the terms and conditions hereof, for the remainder of the term hereof; and (ii) Landlord shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Landlord’s obligations hereunder, except that such new owner shall not: (a) be liable for any act or omission of any prior landlord or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which tenant might have against any prior landlord; (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior landlord and not delivered to new owner. Tenant waives its right under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease as a result of any sale of the Premises or the foreclosure or termination of any Encumbrance.

20.3 INTENTIONALLY OMITTED

20.4 Self-Executing. The agreements contained in this Section 20 shall be effective without the execution of any further documents; provided, however, that, upon written request from Landlord or a Mortgagee in connection with a sale, financing or refinancing of the Premises, Tenant shall, within thirty (30) days after receipt of a written request, execute such further writings as may be reasonably required to separately document any subordination and/or attornment provided for herein.

20.5 Mortgagee Protection. Tenant agrees to give any Mortgagee, by registered mail, a copy of any notice of default served upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of notice of assignment of rents and leases, or otherwise) of the address of such Mortgagee. If Landlord shall have failed to cure such default within thirty (30) days from the effective date of such notice of default, then the Mortgagee shall have an additional thirty (30) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including the time necessary to foreclose or otherwise terminate its Encumbrance, if necessary to effect such cure), and this Lease shall not be terminated so long as such remedies are being diligently pursued.

21. ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS.

21.1 Estoppel Certificates. Within fifteen (15) business days after written request therefor, Tenant shall execute and deliver to Landlord, in a form provided by or satisfactory to Landlord, a certificate stating that this Lease is in full force and effect, describing any amendments or modifications hereto, acknowledging that this Lease is subordinate or prior, as the case may be, to any Encumbrance and stating any other information Landlord may reasonably request, including the Term, the monthly Base Rent, the date to which Rent has been paid, the amount of any Security Deposit or prepaid rent, whether either party hereto is in default under the terms of the Lease, and whether Landlord has completed its construction obligations hereunder (if any), and providing such other information concerning this Lease or the Premises as Landlord may reasonably request. Any person or entity purchasing, acquiring an interest in or extending financing with respect to the Property shall be entitled to rely upon any such certificate. If Tenant falls to deliver such certificate within fifteen (15) business days after Landlord’s second written request therefor, Tenant shall in default of this Lease. No more than two (2) requests for an estoppel certificate in any twelve month period.

21.2 Financial Statements. Throughout the Term of this Lease, upon request by Landlord, not more than once a year, Tenant shall deliver to Landlord a copy of the financial statements for Tenant and any Guarantor (including at least a year end balance sheet and a statement of profit and loss) for each of the three most recently completed years, prepared in accordance with generally accepted accounting principles (and, if such is Tenant’s and/or Guarantor’s normal practice, audited by an independent certified public accountant), all then available subsequent interim statements, and such other financial information as may reasonably be requested by Landlord or required by any Mortgagee.

22. NOTICES.

22.1 Notices Generally. Any notice, demand, request, consent or approval that either party desires or is required to give to the other party under this Lease shall be in writing and shall be served personally, delivered by messenger or courier service, or sent by U.S. certified mail, return receipt requested, postage prepaid, addressed to the other party at the party’s address for notices set forth in the Basic Lease Information. Notices delivered personally or by certified mail, return receipt requested, will be effective immediately upon receipt (or refusal of delivery or receipt); notices sent by independent messenger or courier service will be effective one (1) Business Day after acceptance by the independent service for delivery. Either party may change its address for notices hereunder by a notice to the other party complying with this Section. If Tenant sublets the Premises, notices from Landlord shall be effective on the subtenant when given to Tenant pursuant to this Section. Notwithstanding any provision of this Lease to the contrary, if this Lease (or any rider, addendum or subsequent amendment hereto) grants Tenant any option to extend or renew the Term, or to expand the Premises, the exercise of such option shall be valid only if Landlord actually receives written notice thereof from Tenant by the date that such option expires.

22.2 Replacement of Statutory Notice Requirements. When this Lease requires service of a notice, that notice shall replace rather than supplement any equivalent or similar statutory notice, including any notices required by Code of Civil Procedure section 1161 or any similar or successor statute. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) in the manner required by Section 22.1 shall replace and satisfy the statutory service-of-notice procedures, including those required by Code of Civil Procedure section 1162 or any similar or successor statute.

23. ATTORNEYS’ FEES.

23.1 Disputes between Landlord and Tenant. In the event of any litigation or arbitration regarding any rights and obligations under this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and court costs in addition to any other relief which may be granted. The “Prevailing Party” shall mean the party receiving substantially the relief desired, whether by settlement, dismissal, summary judgment, judgment, or otherwise.

23.2 Other Litigation. If Landlord, without fault on Landlord’s part, is made a party to any litigation instituted by Tenant or by any third party against Tenant, or by or against any Transferee or other occupant of the Premises or otherwise arising out of or resulting from any act or transaction of Tenant or of any such Transferee or occupant, Tenant shall hold Landlord harmless from any judgment rendered against Landlord or the Premises or any part thereof, and reimburse Landlord upon demand for all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in or in connection with such litigation. . If Tenant, without fault on Tenant’s part, is made a party to any litigation instituted by Landlord or by any third party against Landlord, or by or against any other occupant of the Building or otherwise arising out of or resulting from any act or transaction of Landlord or of any such occupant, Landlord shall hold Tenant harmless from any judgment rendered against Tenant or the Premises or any part thereof, and reimburse Tenant upon demand for all costs and expenses, including reasonable attorneys’ fees, incurred by Tenant in or in connection with such litigation.

24. QUIET POSSESSION. Subject to Tenant’s full and timely performance of all of Tenant’s obligations under this Lease and subject to the terms of this Lease, including Section 20—Encumbrances, Tenant shall have the quiet possession of the Premises throughout the Term as against any persons or entities lawfully claiming by, through or under Landlord.

25. SECURITY MEASURES. Landlord may, but shall be under no obligation to, implement security measures for the Property, such as the registration or search of all persons entering or leaving the Building, requiring identification for access to the Building, evacuation of the Building for cause, suspected cause, or for drill purposes, the issuance of magnetic pass cards or keys for Building or elevator access (if applicable) and other actions that Landlord deems necessary or appropriate to prevent any threat of property loss or damage, bodily injury or business interruption; provided, however, that such measures shall be implemented in a way as not to inconvenience tenants of the Building unreasonably. Landlord shall at all times have the right to change, alter or reduce any such security services or measures. Tenant shall cooperate and comply with, and cause Tenant’s Representatives and Visitors to cooperate and comply with, such security measures. Landlord, its agents and employees shall have no liability to Tenant or its Representatives or Visitors for the implementation or exercise of, or the failure to implement or exercise, any such security measures or for any resulting disturbance of Tenant’s use or enjoyment of the Premises.

26. FORCE MAJEURE. If either Tenant or Landlord is delayed, interrupted or prevented from performing any of its obligations under this Lease, including its obligations under the Construction Rider, and such delay, interruption or prevention is due to fire, act of God, governmental act or failure to act, labor dispute, unavailability of materials or any cause outside the reasonable control of Landlord or Tenant, as the case may be, then the time for performance of the affected obligations of Landlord shall be extended for a period equivalent to the period of such delay, interruption or prevention.

27. RULES AND REGULATIONS. Tenant shall be bound by and shall comply with the rules and regulations attached to and made a part of this Lease as Exhibit D to the extent those rules and regulations are not in conflict with the terms of this Lease, as well as any reasonable rules and regulations hereafter adopted by Landlord for all tenants of the Building, upon notice to Tenant thereof (collectively, the “Building Rules”). Landlord shall not be responsible to Tenant or to any other person for any violation of, or failure to observe, the Building Rules by any other tenant or other person.

28. LANDLORD’S LIABILITY. The term “Landlord,” as used in this Lease, shall mean only the owner or owners of the Building at the time in question. In the event of any conveyance of title to the Building, then from and after the date of such conveyance, the transferor Landlord shall be relieved of all liability with respect to Landlord’s obligations to be performed under this Lease after the date of such conveyance. Notwithstanding any other term or provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord’s interest in the Building as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against Landlord’s partners or members or its or their respective partners, trustees, shareholders, members, directors, officers or managers on account of any of Landlord’s obligations or actions under this Lease.

29. CONSENTS AND APPROVALS.

29.1 Determination in Good Faith. Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease and no express standard is specified (e.g., “reasonableness”), Landlord shall exercise Landlord’s business judgment in good faith in granting or withholding such consent or approval or in making such judgment or determination. If it is determined that Landlord failed to give its consent where it was required to do so under this Lease, Tenant shall be entitled to injunctive relief but shall not to be entitled to monetary damages or to terminate this Lease for such failure. Without limiting the generality of the foregoing, if Tenant claims that Landlord has unreasonably withheld or delayed its consent under Section 14 of this Lease with respect to any proposed Transfer, Tenant’s sole remedy shall be an injunction for the relief sought, and Tenant waives the benefit of the remedies provided under Civil Code section 1995.310, and any similar or successor statute, judicial decision or other law that purports to allow Tenant to terminate this Lease or to seek damages under such circumstances.

29.2 No Liability Imposed on Landlord. The review and/or approval by Landlord of any item or matter to be reviewed or approved by Landlord under the terms of this Lease or any Exhibits or Addenda hereto shall not impose upon Landlord any liability for the accuracy or sufficiency of any such item or matter or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord’s interest in the Property, and no third parties, including Tenant or the Representatives or Visitors of Tenant or any person or entity claiming by, through or under Tenant, shall have any rights as a consequence thereof.

30. BROKERS. Landlord shall pay the fee or commission of the broker or brokers identified in the Basic Lease Information (the “Broker”) in accordance with Landlord’s separate written agreement with the Broker, if any. Each of Landlord and Tenant warrants and represents to the other that in the negotiating or making of this Lease such representing party nor anyone acting on its behalf has dealt with any broker or finder who might be entitled to a fee or commission for this Lease other than the Broker. Each of Landlord and Tenant shall indemnify and hold the other harmless from any claim or claims, including costs, expenses and attorneys’ fees incurred by the other asserted by any other broker or finder for a fee or commission based upon any dealings with or statements made the representing party or its Representatives.

31. INTENTIONALLY OMITTED

32. ENTIRE AGREEMENT. This Lease, including the Exhibits and any Addenda attached hereto, and the documents referred to herein, if any, constitute the entire agreement between Landlord and Tenant with respect to the leasing of space by Tenant in the Building, and supersede all prior or contemporaneous agreements, understandings, proposals and other representations by or between Landlord and Tenant, whether written or oral. Neither Landlord nor Landlord’s agents have made any representations or warranties with respect to the Premises, the Building, the Property or this Lease except as expressly set forth herein, and no rights, easements or licenses shall be acquired by Tenant by implication or otherwise unless expressly set forth herein. The submission of this Lease for examination does not constitute an option for the Premises and this Lease shall become effective as a binding agreement only upon execution and delivery thereof by Landlord to Tenant.

33. INDEPENDENT COVENANTS. This Lease shall be construed as though the covenants of Tenant are independent and not dependent and Tenant hereby expressly waives the benefit of any statute to the contrary and agrees that if Landlord fails to perform its obligations set forth herein, Tenant shall not be entitled to make any repairs or perform any acts hereunder at Landlord’s expense or to any setoff of the rent or other amounts owing hereunder against Landlord; provided, however, that the foregoing shall in no way impair the right of Tenant to commence a separate action against Landlord for any violation by Landlord of the provisions hereof.

34. MUTUAL REPRESENTATION OF AUTHORITY. Landlord and Tenant represent and warrant to each other that they have full right, power and authority to enter into this Lease without the consent or approval of any other entity or person and make these representations knowing that the other party will rely thereon. The signatory on behalf of Landlord and Tenant further represent and warrant that they have full right, power and authority to act for and on behalf of Landlord and Tenant in entering into this Lease.

35. SIGNS.

35.1 Full Floors. Subject to Landlord’s prior written approval, in its solo discretion, and provided all signs are in keeping with the quality, design and style of the Building, Tenant, if the Premises comprise an entire floor of the Building, at its sole cost and expense, may install identification signage anywhere in the Premises including in the lobby (if applicable) of the Premises, provided that such signs must not be visible from the exterior of the Building.

35.2 Multi-Tenant Floors. If other tenants occupy space on the floor on which the Premises are located, Tenant’s identifying signage shall be provided by Landlord, at Landlord’s cost, and such signage shall be comparable to that used by Landlord for other similar floors in the Building and shall comply with Landlord’s then-current Building standard signage program.

35.3 Prohibited Signage and Other Items. Any signs, notices, logos, pictures, names or advertisements which are installed and that have not been separately approved by Landlord may be removed without notice by Landlord at the sole expense of Tenant. Any signs, window coverings, or blinds (even if the same are located behind the Landlord-approved window coverings for the Building), or other items visible from the exterior of the Premises or Building, shall be subject to the prior approval of Landlord, in its sole discretion. All signs shall comply with the CC&Rs and all applicable laws and regulations.

35.4 Building Directory. A building directory will be located in the lobby of the Building. Tenant shall have the right, at Landlord’s sole cost and expense, to designate name strips to be displayed under Tenant’s entry in such directory, provided that in no event shall Tenant be entitled to use a percentage of such directory that exceeds Tenant’s Share.

35.5 Building Name: Landlord’s Signage Rights. Landlord may at any time change the name of the Building and install, affix, and maintain all signs on the exterior and interior of the Building, and any monuments, as Landlord may, in Landlord’s sole discretion, desire. Tenant shall not have or acquire any property right or interest in the name of the Building.

35.6 (a) Pylon, Tenant shall have the right to place signage on any existing or future pylon or monument signs at no additional cost. In no event shall Tenant’s signage on any existing or future pylon signs interfere with any other tenants of the Shopping Centers signs.

(b) Maintenance and Removal. Tenant agrees to maintain its signs in good states of repair and save Landlord harmless from any loss, cost, or damage resulting from the signs’ condition and shall repair any damage which may have been caused by the erection, existence, maintenance, or removal of such signs.

36. TENANT PARKING. Subject to the requirements and limitations set forth in the CC&R’s, and any other provision therein applicable to the parking of vehicles, Tenant shall have the right, at no additional cost (except as provided in Section 3.2(4) of this Lease) to Tenant during the Term, as the same may be extended, to use the parking spaces designated as such in the Common Areas based upon a 4/1000 square feet ratio.

37. INTENTIONALLY OMITTED.

38. WAIVER OF JURY TRIAL. In the event of a dispute, Landlord and Tenant agree to waive the right to jury trial.

39. LIMITATION OF ACTIONS AGAINST LANDLORD. Any claim, demand or right of any kind by Tenant which is based upon or arises in connection with this Lease shall be barred unless Tenant commences an action thereon within six (6) months after the date that the act, omission, event or default upon which the claim, demand or right arises, has occurred.

40. MISCELLANEOUS.

40.1 Amendments. This Lease may not be amended or modified except by a writing signed by Landlord and Tenant.

40.2 Successors and Assigns. Subject to Section 14—Assignment and Subletting and Section 28 - Landlord’s Liability, this Lease shall be binding on and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives.

40.3 Governing Law. This Lease shall be construed and interpreted in accordance with the laws (excluding conflict of laws principles) of the State in which the Building is located.

40.4 Severability. The determination that any provisions hereof may be void, invalid, illegal or unenforceable shall not impair any other provisions hereof and all such other provisions of this Lease shall remain in full force and effect. The unenforceability, invalidity or illegality of any provision of this Lease under particular circumstances shall not render unenforceable, invalid or illegal other provisions of this Lease, or the same provisions under other circumstances.

40.5 Interpretation. The provisions of this Lease shall be construed in accordance with the fair meaning of the language used and shall not be strictly construed against either party. When required by the context of this Lease, the singular includes the plural. Wherever the term “including” is used in this Lease, it shall be interpreted as meaning “including, but not limited to” the matter or matters thereafter enumerated. The captions contained in this Lease are for purposes of convenience only and are not to be used to interpret or construe this Lease.

40.6 Joint and Several. If more than one person or entity is identified as Tenant hereunder, the obligations of each and all of them under this Lease shall be joint and several.

40.7 Time of Essence. Time is of the essence with respect to this Lease, except as to the conditions relating to the delivery of possession of the Premises to Tenant.

40.8 Nondisclosure of Lease Terms. Tenant acknowledges and agrees that the terms of this Lease are confidential and constitute proprietary information of Landlord. Disclosure of the terms could adversely affect the ability of Landlord to negotiate other leases and impair Landlord’s relationship with other tenants. Accordingly, Tenant agrees that it, and its partners, officers, directors, employees and attorneys, shall not intentionally and voluntarily disclose the terms and conditions of this Lease to any other tenant or apparent prospective tenant of the Building or Property, either directly or indirectly, without the prior written consent of Landlord, provided, however, that Tenant may disclose the terms to prospective subtenants or assignees under this Lease. Neither Landlord nor Tenant shall record this Lease.

40.9 Changes Requested By Lender. If, in connection with obtaining financing for the Property, the lender shall request reasonable modifications in this Lease as a condition to the financing, Tenant will not unreasonably withhold or delay its consent, provided that the modifications do not materially increase the obligations of Tenant or materially and adversely affect the leasehold interest created by this Lease.

40.10 Right to Lease. Landlord reserves the absolute right to contract with any other person or entity to be a tenant in the Property as Landlord, in Landlord’s sole business judgment, determines best to promote the interests of the Property. Tenant does not rely on the expectation, and Landlord does not represent, that any specific tenant or type or number of tenants will, during the Lease term, occupy any space in the Property.

40.11 No Air Rights. No rights to any view from the Premises or to exterior light or air to the Premises are created under this Lease.

40.12 Transportation Management. Tenant shall fully comply with all current or future compulsory programs imposed by any public authority, intended to manage parking, transportation, or traffic in and around the Building. In connection with this compliance, Tenant shall take responsible action for the transportation planning and management of all employees located at the Premises by working directly with Landlord, any government transportation management organizations, or other transportation-related committees or entities. This provision includes programs such as the following: (a) restrictions on the number of peak-hour vehicle trips generated by Tenant; (b) encouragement of increased vehicle occupancy through employer-sponsored financial or in-kind incentives; (c) implementation of an in-house or area-wide ridesharing program and appointment of an employee transportation coordinator, and (d) flexible work shifts for employees.

40.13 Prior Drafts. If the parties delete any provision appearing in the original draft of this Lease, this Lease shall be interpreted as if the deleted language were never part of this Lease.

40.14 CC&R’s. This Lease is subject to the terms and conditions of the CC&R’s, and in the event of a conflict between the terms of this Lease and the terms of the CC&R’s, the terms of the CC&R’s shall control.

40.15 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original, but all of which, together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Lease as of the dates set forth below.

LANDLORD:			TENANT

8000 JARVIS AVENUE EQUITIES, LLC, a California limited liability company			RAIN THERAPEUTICS, INC. A Delaware C-Corp
By:	Time Equities Inc., as Agent

By:	/s/ Richard Recny	By:	/s/ Avanish Vellanki

Name:	Richard Recny	Name:	Avanish Vellanki

Title:	Director of Asset Management	Title:	CEO

Date:	9-24-18	Date:	9/21/2018

COMMENCEMENT DATE MEMORANDUM

LANDLORD:	8000 JARVIS AVENUE EQUITIES, LLC

TENANT:	Rain Therapeutics, Inc.

BUILDING ADDRESS:	8000 Jarvis Avenue, Newark, California

LOCATION:	8000 Jarvis Avenue, Newark, California Suite No. 204, Newark, California.

For the Lease dated September 25, 2018 (“Lease”)

This is to certify:

1. That the undersigned Tenant occupies the Premises commonly known and designated as 8000 Jarvis Avenue, Suite No 204, Newark, California.

2. That Landlord delivered possession of the Premises to the undersigned Tenant on January 11, 2019.

3. That the Lease Term commenced on January 21, 2019.

4. The Expiration Date shall be March 31, 2024

5. Base Rent for March 2024 shall be $14,738.75.

6. That the Base Rent of Twelve Thousand Seven Hundred Twenty Eight and 10/100 Dollars ($12,728.10) has been paid to and including February 20, 2019. The Tenant owes Base Rent in the amount of $17,244.52 through March 31, 2019.

7. That a security deposit of $75,000.00 has been paid by Tenant to Landlord.

8. That as of the date hereof, the undersigned Tenant is entitled to no credit, offset or deduction in Base Rent or other rent.

9. That all construction to be performed by Landlord as set forth in the Lease is complete and has been accepted by Tenant.

10. That the undersigned Tenant claims no right, title or interest in the above-described premises, or right to the possession of said Premises other than under the terms of said Lease, and that there are no written or oral agreements affecting tenancy other than the Lease.

11. Landlord is not in default or breach of any of Landlord’s obligations under the Lease.

LANDLORD:		TENANT:

8000 JARVIS AVENUE EQUITIES, LLC, a California limited liability company		RAIN THERAPEUTICS, INC.

By:	Time Equities, Inc., As Agent

By:	/s/ Richard Recny	By:	/s/ Avanish Vellanki

Name:	Richard Recny	Name:	Avanish Vellanki

Title:	Director of Asset Management	Title:	CEO

Date:	3/29/2019	Date:	3/29/2019

TENANT NOTICE LETTER

December 18, 2019

To:	BSP Senita 8000 Jarvis, LLC

c/o Buchanan Street Partners

3501 Jamboree Road, Suite 4200

Newport Beach, CA 95660

Re:	Notice of Lease Assignment

Premises:	8000 Jarvis Avenue

Newark, California 94560

Ladies and Gentlemen:

Please be advised that as of the date hereof the Premises have been acquired by, and the Lessor’s interest in your lease and your security (if any) have been assigned to BSP Senita 8000 Jarvis, LLC, a Delaware limited liability company (“New Owner”).

All future rental and other payments under your lease shall be paid to New Owner, in accordance with the terms of your lease, to the following address:

Provided under separate communication

Very truly yours,

Prior Owner:	8000 Jarvis Avenue Equities LLC

	By:	/s/ Robert Kantor
Robert Kantor
Manager

[SIGNATURES CONTINUE ON NEXT PAGE]

New Owner:	BSP Senita 8000 Jarvis, LLC,
a Delaware limited liability company

	By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
its Sole Member

		By:	BSP Senita Manager, LLC
a Delaware limited liability company
its Manager

			By:	/s/ Robert J. Dougherty
			Name:	Robert J. Dougherty
			Title:	Vice President

FIRST AMENDMENT TO OFFICE LEASE AGREEMENT

THIS FIRST AMENDMENT TO OFFICE LEASE AGREEMENT (this “Amendment”) is made effective as of June 3, 2020 (the “Effective Date”), by and between BSP SENITA 8000 JARVIS, LLC, a Delaware limited liability company (“Landlord”), and RAIN THERAPEUTICS INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord (as successor-in-interest to 8000 Jarvis Avenue Equities LLC, a California limited liability company) and Tenant are parties to that certain lease entitled “Office Lease Agreement” dated September 25, 2018 (the “Lease”), pursuant to which Tenant leases from Landlord the premises consisting of approximately 3,857 rentable square feet referred to as Suite 204, all as more particularly described in the Lease (the “Premises”) situated in the building located at 8000 Jarvis Avenue, Newark, California (the “Building”).

B. The parties acknowledge the existence of State of California Executive Order No. N-3320 (“Executive Order”) and the COVID-19 crisis and the challenges that many businesses are suffering due to the Executive Order and the crisis. Landlord and Tenant desire to amend the Lease to provide for rent relief with respect to Base Rent for the months of July, August and September, 2020 and to confirm Tenant’s continued obligation to pay rent as and when due pursuant to the terms of the Lease on the terms and conditions as more particularly set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree that the Lease is amended as follows:

1. DEFINED TERMS. Capitalized terms used and not otherwise defined herein shall have the same meanings ascribed to them in the Lease. From and after the date hereof, unless the context otherwise clearly requires, the use of the term “Lease” herein shall mean the Lease, as amended by this Amendment.

2. RENT RELIEF. Provided that no Event of Default by Tenant beyond any applicable notice and cure periods under the Lease has occurred under the Lease, the Base Rent amounts for the period of July 1, 2020 through September 30, 2020 (the “Rent Relief Period”) shall be Zero Dollars ($0.00) and, in consideration for such Base Rent relief, the Term of the Lease shall hereby be extended for a period of six (6) months (the “Extension Period”). For clarification, the Expiration Date of the Lease, which is currently scheduled to occur on March 31, 2024 is hereby extended until September 30, 2024 and the Base Rent payable during the remaining Term (as extended herein) shall be paid in accordance with the following chart:

Time Period	Monthly Base Rent
July 1, 2020 — September 30, 2020	$0.00
October 1, 2020 —January 31, 2021	$13,113.80
February 1, 2021 — January 31, 2022	$13,499.50
February 1, 2022 — January 31, 2023	$13,923.77
February 1, 2023 — September 30, 2024	$14,309.47

3. CONFIRMATION OF TENANT’S RENT OBLIGATIONS. Except as otherwise provided herein, nothing contained herein shall be construed as relieving Tenant of the duty to pay all other sums due in accordance with the

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Lease, including the payment of Tenant’s Share of Operating Costs, Taxes, Utilities and any Additional Rent during the Rent Relief Period (i.e., for the months of July, August and September 2020). Immediately upon the expiration of the Rent Relief Period (i.e., commencing on October 1, 2020), Tenant shall resume paying monthly installments of Base Rent (in addition to all other charges payable pursuant to the Lease, including, but not limited to the payment of Tenant’s Share of Operating Costs, Taxes and Utilities), in accordance with Section 2 above. In the event that, from and after the Effective Date, an Event of Default occurs and Tenant fails to cure such Event of Default within the applicable cure period, then the amount of the Base Rent abated during the Rent Relief Period shall become immediately due and payable to Landlord as Additional Rent.

4. ADDITIONAL RENT DURING RENT RELIEF PERIOD. Notwithstanding anything in this Amendment to the contrary, during the Rent Relief Period, Tenant shall continue to remain obligated to pay Tenant’s Share of Operating Costs, Taxes, Utilities, Additional Rent and all other sums payable by Tenant under the Lease to Landlord in advance, without offset, deduction or deferral, in accordance with Section 3 of the Original Lease.

5. CONDITION OF THE PREMISES. Landlord shall have no obligation to construct leasehold improvements for Tenant or to repair or refurbish any portion of the Premises in connection with this Amendment, except as may be provided otherwise under the Lease.

6. BROKERS. Tenant represents and warrants to Landlord that it has not engaged any broker, finder or other person who would be entitled to any commission or fees in respect of the negotiation, execution or delivery of this Amendment and shall indemnify, defend and hold harmless Landlord against any loss, cost, liability or expense incurred by Landlord as a result of any claim asserted by any such broker, finder or other person on the basis of any arrangements or agreements made or alleged to have been made by or on behalf of Tenant. The provisions of this section shall not apply to brokers with whom Landlord has an express written broker agreement.

7. NOTICES. All notices to Landlord shall be sent in accordance with Section 22 of the Original Lease to the following addresses:

If to Landlord:	BSP SENITA 8000 JARVIS, LLC
c/o Buchanan Street Partners
3501 Jamboree Road, Suite 4200
Newport Beach, California 92660
Attention: Timothy Ballard and Garrison Weaver

With a copy to:	BSP SENITA 8000 JARVIS, LLC
c/o Buchanan Street Partners
1755 S. Naperville Road, Suite 100
Wheaton, IL 60189
Attention: Mark S. Oddo

8. SPECIFIC REPRESENTATIONS BY TENANT. Tenant represents and warrants to Landlord that, as of the date hereof: (i) Tenant is not in breach or default of any of its obligations under the Lease; (ii) Landlord is not in breach or default of any of its obligations under the Lease; (iii) the Lease is in full force and effect and constitutes the only agreement between Landlord and Tenant regarding the leasing of the Premises; (iv) Tenant is not entitled to any credits, offsets, concessions or abatements under the Lease, or otherwise against the payment of Base Rent, Additional Rent or other charges under the Lease, except as listed herein; (v) Tenant is not currently a party to any bankruptcy or similar proceeding; and (vi) Tenant holds the entire interest of the “Tenant” under the Lease, and has not assigned or sublet any interest therein.

9. CONTINUING EFFECTIVENESS. The Lease, except as amended hereby, remains unamended, and, as amended hereby, remains in full force and effect.

10. COUNTERPARTS. This Amendment may be executed in counterparts, each of which shall constitute an original, and all of which, together, shall constitute one document.

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11. ENTIRE AGREEMENT. This Amendment embodies the entire understanding between Landlord and Tenant with respect to its subject matter and can be changed only by an instrument in writing signed by Landlord and Tenant.

12. CORPORATE AND PARTNERSHIP AUTHORITY. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment for the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

13. ACCESSIBILITY. To Landlord’s actual knowledge, the property being leased or rented pursuant to this Amendment has not undergone inspection by a Certified Access Specialist (CASp). A CASp can inspect the Premises and determine whether the Premises comply with all of the applicable construction-related accessibility standards under State law. Although State law does not require a CASp inspection of the Premises, the Landlord may not prohibit Tenant from obtaining a CASp inspection of the Premises for the occupancy or potential occupancy of Tenant, if requested by Tenant. The parties shall mutually agree on the arrangements for the time and manner of a CASp inspection requested by Tenant, the payment of the fee for such a Tenant requested CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the Premises. This Section 13 is included in this Amendment solely for the purpose of complying with California Civil Code Section 1938 and shall not in any manner affect Landlord’s and Tenant’s respective responsibilities for compliance with construction-related accessibility standards as provided under the Lease.

14. ATTORNEYS’ FEES. The provisions of Section 23 of the Original Lease respecting attorneys’ fees shall apply to this Amendment.

15. EXECUTION BY BOTH PARTIES. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option to amend the Lease, and it is not effective as an amendment to lease or otherwise until execution by and delivery to both Landlord and Tenant, and execution and delivery hereof.

16. CONFIDENTIALITY. Tenant agrees to keep the terms of this Amendment confidential and shall not disclose same to any other person not a party hereto without the prior written consent of the other, provided that Tenant may disclose the terms hereof to such accountants, attorneys, managing employees, and others in privity with Tenant to the extent reasonably necessary for Tenant’s business purposes.

17. ELECTRONIC SIGNATURES. Each party hereto, and their respective successors and assigns shall be authorized to rely upon the signatures of all of the parties hereto on this Amendment which are delivered by facsimile, telecopier or electronic mail transmission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) as constituting a duly authorized, irrevocable, actual, current delivery of this Amendment with original ink signatures of each person and entity.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

TENANT:

Rain Therapeutics, Inc., a Delaware corporation

By:	/s/ Avanish Vellanki
Name:	Avanish Vellanki
Title:	CEO

LANDLORD:

BSP SENITA 8000 JARVIS, LLC, a Delaware limited liability company

By:	BSP Senita Realty Investors, LLC,
a Delaware limited liability company
its Sole Member

	By:	BSP Senita Manager, LLC, a Delaware limited liability its Manager

		By:	/s/ Mark S. Oddo
		Name:	Mark S. Oddo
		Its:	Authorized Signatory

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